  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -----------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -----------
                       UNITED STATES FILTER CORPORATION
            (Exact name of registrant as specified in its charter)
        DELAWARE                   3589                    33-0266015
     (State or Other         (Primary Standard          (I.R.S. Employer
     Jurisdiction of            Industrial           Identification Number)
    Incorporation or        Classification Code
      Organization)               Number)
                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (760) 340-0098

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 -----------
                              DAMIAN C. GEORGINO
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                       UNITED STATES FILTER CORPORATION
                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (760) 340-0098

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 -----------
                                   Copy to:

                               JANICE C. HARTMAN
                          KIRKPATRICK & LOCKHART LLP
                             1500 OLIVER BUILDING
                        PITTSBURGH, PENNSYLVANIA 15222
                                (412) 355-6500
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this registration statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED         PROPOSED
                                    AMOUNT        MAXIMUM          MAXIMUM
      TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE      AGGREGATE        AMOUNT OF
    SECURITIES TO BE REGISTERED   REGISTERED  PER SECURITY(1) OFFERING PRICE(1) REGISTRATION FEE
------------------------------------------------------------------------------------------------
6.375% Exchange Remarketable or
 Redeemable Securities due
 May 15, 2011..................  $500,000,000      100%         $500,000,000        $147,500
------------------------------------------------------------------------------------------------
6.50% Exchange Remarketable or
 Redeemable Securities due
 May 15, 2013..................  $400,000,000      100%         $400,000,000        $118,000

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(1) Estimated solely for the purpose of calculating the registration fee;
    computed in accordance with Rule 457 under the U.S. Securities Act of 1933, as amended.
                                 -----------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1998

PROSPECTUS

                               OFFERS TO EXCHANGE

  $500,000,000 6.375% EXCHANGE REMARKETABLE OR REDEEMABLE SECURITIES (ROARSSM)
    DUE 2011 (REMARKETING DATE MAY 15, 2001) AND $400,000,000 6.50% EXCHANGE REMARKETABLE OR REDEEMABLE SECURITIES (ROARS/SM/) DUE 2013 (REMARKETING DATE
                                 MAY 15, 2003)

                        UNITED STATES FILTER CORPORATION

 THE EXCHANGE OFFERS WILL EXPIRE AT    P.M., NEW YORK CITY TIME, ON     , 1998,
                                UNLESS EXTENDED.
                                  -----------

  United States Filter Corporation, a Delaware corporation (the "Company"), is hereby offering (the "Exchange Offers"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letters of Transmittal (the "Letters of Transmittal"), to exchange an aggregate principal amount of up to $500,000,000 of its 6.375% Exchange Remarketable or Redeemable Securities (ROARS/SM/) due May 15, 2011 (the "Exchange 6.375% ROARS") for its 6.375% ROARS due May 15, 2011 (the "Private 6.375% ROARS" and, with the Exchange 6.375% ROARS, the "6.375% ROARS") and an aggregate principal amount of up to $400,000,000 of its 6.50% Exchange ROARS due May 15, 2013 (the "Exchange 6.50% ROARS" and, with the Exchange 6.375% ROARS, the "Exchange ROARS") for its 6.50% ROARS due May 15, 2013 (the "Private 6.50% ROARS" and, with the Exchange 6.50% ROARS, the "6.50% ROARS" and, with the Private 6.375% ROARS, the "Private ROARS"), which exchange has been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part. The Private ROARS were issued on May 19, 1998 (the "Closing Date"). The forms and terms of the Exchange ROARS and the corresponding Private ROARS are identical in all material respects except that
(i) the exchange has been registered under the Securities Act and, therefore, the Exchange ROARS will not bear legends restricting the transfer thereof; (ii) the Exchange ROARS will not provide for any Liquidated Damages (as defined herein); and (iii) the holders of Exchange ROARS (other than certain broker-dealers) will not be entitled to any rights that holders ("Holders") of the Private ROARS have under the Registration Rights Agreement (as defined herein), certain of which rights will terminate upon consummation of the Exchange Offers. The Exchange ROARS will evidence the same indebtedness as the corresponding Private ROARS (which they will replace) and will be entitled to the benefits of an indenture and a supplemental indenture, each dated as of May 19, 1998, governing the Private ROARS and the Exchange ROARS (together, the "Indenture"). The Private ROARS and the Exchange ROARS are sometimes referred to herein collectively as the "ROARS." See "The Exchange Offers" and "Description of the ROARS."

  Upon the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal, the Company will accept for exchange any and
all validly tendered Private ROARS not withdrawn prior to   p.m., New York City
time, on     , 1998 from any holder; provided, that such holder (i) is not an affiliate of the Company; (ii) is not a broker-

                                                   (Continued on following page)
                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO HOLDERS WHO ARE CONSIDERING WHETHER TO TENDER THEIR PRIVATE ROARS FOR EXCHANGE ROARS.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON   THE   ACCURACY    OR   ADEQUACY   OF   THIS   PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------

                   THE DATE OF THIS PROSPECTUS IS     , 1998.

/SM/ Service Mark of NationsBanc Montgomery Securities LLC dealer tendering Private ROARS acquired directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act; (iii) acquires the Exchange ROARS in the ordinary course of such holder's business; and (iv) has no arrangements or understandings with any person to participate in a distribution, within the meaning of the Securities Act, of Exchange ROARS. The Exchange Offers are not conditioned upon any minimum principal amount of Private ROARS being tendered for exchange. Private ROARS may be tendered only in integral multiples of $1,000. In the event that the Company terminates the Exchange Offers and does not accept for exchange any Private ROARS, the Company will promptly return all previously tendered Private ROARS to the holders thereof.

  Prior to the Exchange Offers, there has been no public market for the Exchange ROARS. The Company does not intend to list the Exchange ROARS on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurances that an active market for the Exchange ROARS will develop. To the extent that a market for the Exchange ROARS does develop, the market value of the Exchange ROARS will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. Such factors might cause the Exchange ROARS, to the extent that they are traded, to trade at a significant discount to face value. See "Risk Factors--Absence of Public Market for the Exchange ROARS."

  The Exchange ROARS are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement. See "Risk Factors--Consequences of Failure to Exchange and Requirements for Transfer of Exchange ROARS" for a discussion of the Company's belief, based on existing interpretations by the staff (the "Staff") of the U.S. Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, as to the transferability of the Exchange ROARS upon satisfaction of certain conditions. Each broker-dealer that receives Exchange ROARS for its own account in exchange for Private ROARS, where such Private ROARS were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange ROARS. Each Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used for a period of 60 days following the applicable Expiration Date (as defined herein) by a broker-dealer in connection with resales of Exchange ROARS received in exchange for Private ROARS acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

  The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offers. No underwriter is being used in connection with the Exchange Offers.

  On May 15, 2001 (the "6.375% ROARS Remarketing Date") and May 15, 2003 (the "6.50% ROARS Remarketing Date" and, with the 6.375% ROARS Remarketing Date, each a "Remarketing Date"), the applicable series of ROARS will either be (i) mandatorily tendered to and purchased by NationsBanc Montgomery Securities LLC ("NationsBanc") or its successor as Remarketing Dealer (the "Remarketing Dealer"), in which case the Remarketing Dealer will pay 100% of the principal amount of such series of ROARS and the Company will pay accrued interest, if any, thereon to the applicable Remarketing Date, or (ii) redeemed by the Company at 100% of the principal amount of such series of ROARS plus accrued interest, if any, thereon to such Remarketing Date.

  THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE ROARS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFERS OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  This Prospectus and the documents incorporated herein by reference contain statements which constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," "anticipates," or "continues" or the negatives thereof or other variations thereon or comparable terminology. These statements are based on the intent, belief or expectation of the Company as of the date of the document in which such statements appear. Prospective holders of the Exchange ROARS are cautioned that any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties which are outside the control of the Company. Actual results may vary materially from the forward-looking statements contained in such documents as a result of changes in United States or international economic conditions, governmental regulations and other factors, including the factors set forth under "Risk Factors." The Company expressly disclaims any obligation or understanding to release publicly any updates or revisions to any forward-looking statement contained herein or in any such document to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Commission. Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The common stock, par value $.01 per share (the "Common Stock"), of the Company is listed on The New York Stock Exchange (the "NYSE"). The Company's reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Exchange Offers. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated therein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to the applicable exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998; the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; the Company's Current Reports on Form 8-K dated May 12, 1998, May 19, 1998, June 15, 1998 and August 14, 1998; and the Company's Current Reports on Form 8-K/A dated May 12, 1998 and May 14, 1998 (amending the Current Report on Form 8-K dated January 16, 1998), May 14, 1998 (amending the Current Report on Form 8-K dated May 12, 1998) and August 17, 1998 (amending the Current Report on Form 8-K dated August 14, 1998).

  All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to effectiveness of the Registration Statement and after the date of this Prospectus and prior to the termination of the offers made by or pursuant to this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF A PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, BY SENDING SUCH A REQUEST TO THE GENERAL COUNSEL, UNITED STATES FILTER CORPORATION, 40-004 COOK STREET, PALM DESERT, CALIFORNIA 92211 (TELEPHONE (760) 340-0098). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE
BY         , 1998.

                                 RISK FACTORS

  Prospective holders of Exchange ROARS should consider carefully all of the information set forth or incorporated by reference in this Prospectus and, in particular, should evaluate the considerations set forth below before making a decision whether to tender their Private ROARS in the Exchange Offers.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE ROARS

  Holders of Private ROARS who do not exchange their Private ROARS for corresponding Exchange ROARS pursuant to the Exchange Offers will continue to be subject to the provisions in the Indenture regarding transfer and exchange of Private ROARS and the restrictions on transfer of Private ROARS set forth in the legend thereon as a consequence of the issuance of the Private ROARS pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the sale or other disposition of Private ROARS under the Securities Act except to the extent required by the Registration Rights Agreement. See "Description of the ROARS--Registration Rights."

  Based on existing interpretations by the Staff as set forth in no-action letters issued to third parties, subject to the limitations described in the immediately following sentence, the Company believes that Exchange ROARS issued pursuant to the Exchange Offers in exchange for Private ROARS may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any Holder of Private ROARS who is an affiliate of the Company within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offers for the purpose of distributing (as defined for purposes of the Securities Act) Exchange ROARS or any broker-dealer who purchased Private ROARS from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in those no-action letters; (ii) will not be entitled to tender Private ROARS in the Exchange Offers; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to request that the Commission consider, and the Commission has not considered, the Exchange Offers in the context of a request for a no-action letter, and there can be no assurances that the Staff would make a determination with respect to the Exchange Offers similar to the ones it has made in such other circumstances.

  Each Holder of Private ROARS who wishes to exchange Private ROARS for Exchange ROARS in the Exchange Offers will be required to represent that (i) it is not an Affiliate of the Company; (ii) it is not a broker-dealer tendering Private ROARS acquired directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act; (iii) the Exchange ROARS to be received by it will be acquired in the ordinary course of its business; and (iv) it has no arrangements or understandings with any person to participate in a distribution, within the meaning of the Securities Act, of Exchange ROARS. Each broker-dealer that receives Exchange ROARS for its own account in exchange for Private ROARS, where such Private ROARS were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange ROARS. See "Plan of Distribution." The Letters of Transmittal state that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used for a period of 60 days following the applicable Expiration Date by a broker-dealer in connection with resales of Exchange ROARS received in exchange for Private ROARS acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution." The information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and Holders of Private ROARS who are considering tendering them in the Exchange Offers should consult their own legal advisors with respect to such matters.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE ROARS

  There is no public market for the Exchange ROARS and there can be no assurances that a market will develop for the Exchange ROARS, of the ability of the holders of Exchange ROARS to sell their Exchange ROARS or of the prices at which holders would be able to sell their Exchange ROARS. Future trading prices of the Exchange ROARS will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company has been advised by NationsBanc, Donaldson, Lufkin & Jenrette Securities Corporation, and Salomon Brothers Inc (the "Initial Purchasers") that they intend to make a market in the Exchange ROARS. However they are not obligated to do so and may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of any trading market for the Exchange ROARS.

EXCHANGE OFFER PROCEDURES

  Delivery of Exchange ROARS in exchange for corresponding Private ROARS tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent (as defined herein) of
(i) a Book-Entry Confirmation (as defined herein) evidencing the tender of such Private ROARS through the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") or (ii) certificates representing such Private ROARS, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offers--Procedures for Tendering Private ROARS." Therefore, Holders of Private ROARS desiring to tender such Private ROARS in exchange for corresponding Exchange ROARS should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Private ROARS for exchange. Private ROARS that are not tendered or that are tendered but not accepted by the Company for exchange will, following consummation of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offers, certain registration rights under the Registration Rights Agreement will terminate.

ACQUISITION STRATEGY

  In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired more than 150 United States based and international businesses. The Company plans to continue to pursue acquisitions that expand the segments of the water and wastewater treatment and water-related industries in which it participates, complement its technologies, products or services, broaden its customer base and geographic areas served and/or expand its global distribution network, as well as acquisitions which provide opportunities to further and implement the Company's one-stop-shop approach in terms of technology, distribution or service. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. In addition, the Company's acquisition of Memtec Limited ("Memtec") was accomplished through an unsolicited tender offer, and the Company could make other such acquisitions. The level of risk associated with such acquisitions is generally greater because frequently they are accomplished, as was the case with the acquisition of Memtec, without the customary representations or due diligence typical of negotiated transactions. Although the Company generally has been successful in pursuing acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

  The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, the lack in some jurisdictions of well-developed legal systems, nationalization and possible social, political and economic instability. In particular, the Company has significant operations in Asia and Latin America which have been and may in the future be adversely affected by current economic conditions in those regions. While the full impact of this economic instability cannot be predicted, it could have a material adverse effect on the Company's revenues and profitability.

RELIANCE ON KEY PERSONNEL

  The operations of the Company are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. The Company has entered into various agreements and compensation arrangements with members of its senior management, including Mr. Heckmann, designed to encourage their retention. There can be no assurance, however, that members of the Company's senior management will continue in their present roles, and should any of the Company's senior managers be unable or choose not to do so, the Company's prospects could be adversely affected.

PROFITABILITY OF FIXED PRICE CONTRACTS

  A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, scheduled deliveries are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

CYCLICALITY, SEASONALITY AND POSSIBLE EARNINGS FLUCTUATIONS

  The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions, including those currently unfolding in Asian and certain other markets, could have a material adverse effect on the Company's revenues and profitability.

  The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in temperate climates. The sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have a material adverse effect on the Company's revenues and profitability.

  The Company's high-purity process piping systems have been sold principally to companies in the semiconductor and, to a lesser extent, pharmaceutical and biotechnology industries, and sales of those systems are critically dependent on these industries. The success of customers and potential customers for high-purity process piping systems is linked to economic conditions in these respective industries, which in turn are each subject to intense competitive pressure and are affected by overall economic conditions. The semiconductor industry in particular has historically been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the economy. The semiconductor and pharmaceutical industries also represent significant markets for the Company's water and wastewater treatment systems. Downturns in these industries could have a material adverse effect on the Company's revenues and profitability.

  Operating results from the sale of high-purity process piping systems also can be expected to fluctuate significantly as a result of the limited pool of existing and potential customers for these systems, the timing of new contracts, possible deferrals or cancellations of existing contracts and the evolving and unpredictable nature of the markets for high-purity process piping systems.

  As a result of these and other factors, the Company's operating results may be subject to quarterly or annual fluctuations. There can be no assurance that at any given time the Company's operating results will meet or exceed stock market analysts' expectations.

POTENTIAL ENVIRONMENTAL RISKS

  The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws by businesses acquired, by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the Company.

  In that regard, at a Connecticut ion exchange resin regeneration facility (the "South Windsor Facility") operated by a wholly owned subsidiary of the Company (the "South Windsor Subsidiary"), acquired by the Company in October 1995 from Anjou International Company ("Anjou"), U.S. federal and state environmental regulatory authorities have issued certain notices of violation alleging multiple violations of applicable wastewater pretreatment standards. The South Windsor Subsidiary reached an agreement with the U.S. Attorney's Office and the U.S. Environmental Protection Agency ("USEPA") to settle all agency claims and investigations relating to this matter by entering into a plea agreement pursuant to which the South Windsor Subsidiary will plead guilty to a single violation of the Clean Water Act. The settlement includes a payment of $1.36 million, including a criminal penalty of $1.0 million, and annual environmental compliance audits at the South Windsor Facility for five years. The Company believes that this settlement will conclude this matter in its entirety; however, the settlement does not include a formal release of all liabilities in this regard. The Company has certain rights of indemnification from Anjou which may be available with respect to this matter pursuant to the laws of the state of New York or the Stock Purchase Agreement dated as of August 30, 1995 among the Company, Anjou and Polymetrics, Inc.

  In 1995, Culligan Water Technologies, Inc., a wholly owned subsidiary of the Company ("Culligan"), purchased an equity interest in Anvil Holdings, Inc. ("Anvil"). As a result of this transaction, Culligan assumed certain environmental liabilities associated with soil and groundwater contamination at Anvil Knitwear's Asheville Dyeing and Finishing Plant (the "Plant") in Swannanoa, North Carolina. Since 1990, Culligan and Anvil have delineated and monitored the contamination pursuant to an Administrative Consent Order entered into with the North Carolina Department of Environment, Health and Natural Resources related to the closure of an underground storage tank at the site. Groundwater testing at the Plant and at two adjoining properties has shown levels of a cleaning solvent believed to be from the Plant that are above action levels under state guidelines. The Company has begun remediation of the contamination. The Company currently estimates that the costs of future site remediation will range from $1.0 million to $1.8 million and that it has sufficient reserves for the site cleanup. The Company anticipates that the potential costs of further monitoring and corrective measures to address the groundwater problem under applicable laws will not have a material adverse effect on the financial position or the results of operations of the Company. However, because the full extent of the required cleanup has not been determined, there can be no assurance that this matter will not have a material adverse effect on the Company's financial position or results of operations.

  The Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. The Company serves as contract operator of various municipal and industrial wastewater collection and treatment facilities, which were developed and are owned by governmental or private entities. The Company also operates other facilities, including service deionization centers and manufacturing facilities, that discharge wastewater in connection with routine operations. Under certain service contracts and applicable environmental laws, the Company as operator of such facilities may incur certain liabilities in the event those facilities experience malfunctions or discharge wastewater which does not meet applicable permit limits and regulatory requirements. In some cases, the potential for such liabilities depends upon design or operational conditions over which the Company has limited, if any, control.

  Certain of the Company's facilities contain or in the past contained underground storage tanks which may have caused soil or groundwater contamination. At one site formerly owned by Culligan, the Company is investigating, and has taken certain actions to correct, contamination that may have resulted from a former underground storage tank. Based on the amount of contamination believed to have been present when the tank was removed, and the probability that some of the contamination may have originated from nearby properties, the Company believes, although there can be no assurance, that this matter will not have a material adverse effect on the Company's financial position or results of operations.

  In other matters, the Company has been notified by the USEPA that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. Based on sites which are currently known to the Company that may require remediation, the Company does not believe that its liability, if any, relating to such sites will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive and financial position.

COMPETITION

  All of the markets in which the Company competes are highly competitive, and most are fragmented, with numerous regional and local participants. There are competitors of the Company in certain markets that are divisions or subsidiaries of companies that have significantly greater resources than the Company. The Company's process water treatment business competes in the United States and internationally principally on the basis of product quality and specifications, technology, reliability, price, customized design and technical qualifications, reputation and prompt availability of local service. The Company's wastewater treatment business competes in the United States and internationally largely on the basis of the same factors, except that pricing considerations can be predominant among competitors that have sufficient technical qualifications, particularly in the municipal contract bid process. The Company's filtration and separation business competes in the United States and internationally principally on the basis of price, technical expertise, product quality and responsiveness to customer needs, including service and technical support. The Company's industrial products and services business competes in the United States and internationally principally on the basis of quality, service and price. In connection with the marketing of waterworks distribution equipment and supplies, the Company competes not only with a large number of independent wholesalers and with other distribution chains similar to the Company, but also with manufacturers who sell directly to customers. The principal methods of competition for the Company's waterworks distribution business include prompt local service capability, product knowledge by the sales force and service branch management, and price. The Company's consumer products business competes with companies with national distribution networks, businesses with regional scope, and local product assemblers or service companies, as well as retail outlets. The Company believes that there are thousands of participants in the residential water business. The consumer products business competes principally on the basis of price, product quality and "taste," service, distribution capabilities, geographic presence and reputation. Competitive pressures, including those described above, and other factors could cause the Company to lose market share or could result in significant price erosion, either of which could have a material adverse effect upon the Company's financial position, results of operations and cash flows.

POTENTIAL RISKS RELATED TO WATER RIGHTS AND WATER TRANSFERS

  The Company owns more than 47,000 acres of agricultural land (the "Properties"), situated in the Southwestern United States, the substantial majority of which are in Imperial County, California (the "IID Properties") located within the Imperial Irrigation District (the "IID"). Substantially all of the Properties are currently leased to third party agricultural tenants, including prior owners of the Properties. The Company acquired the Properties with appurtenant water rights, and is actively seeking to acquire additional properties with water rights, primarily in the Southwestern and Western United States. The Company may seek in the future to transfer water attributable to water rights appurtenant to the Properties, particularly the IID Properties (the "IID Water"). However, since the IID holds title to all of the water rights within the IID in trust for the landowners, the IID would control the timing and terms of any transfers of IID Water by the Company. The circumstances under which transfers of water can be made and the profitability of any transfers are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. Transfers of IID Water attributable to water rights appurtenant to the IID Properties (the "IID Water Rights") are subject to additional uncertainties. Allocations of Colorado River water, which is the source of all water deliveries to the IID Properties, are subject to limitations under complex international treaties, interstate compacts, U.S. federal and state laws and regulations, and contractual arrangements and, in times of drought, water deliveries could be curtailed by the U.S. government. Further, any transfers of IID Water would require the approval of the U.S. Secretary of the Interior. Even if a transfer were approved, other California water districts and users could assert claims adverse to the IID Water Rights, including but not limited to claims that the IID has failed to satisfy U.S. federal law and California constitutional requirements that IID Water must be put to reasonable and beneficial use. A finding that the IID's water use is unreasonable or nonbeneficial could adversely impact title to the IID Water Rights and the ability to transfer IID Water. Water transferred by the IID to metropolitan areas of Southern California, such as San Diego, currently would be transported through aqueducts owned or controlled by the Metropolitan Water District, a quasi-governmental agency (the "MWD"). The transportation cost for any transfer of IID Water and the volume of water which the MWD can be required to transport at any time are subject to California laws of uncertain application, some aspects of which are currently in litigation. The uncertainties associated with water rights could have a material adverse effect on the Company's future profitability.

TECHNOLOGICAL AND REGULATORY RISKS

  Portions of the water and wastewater treatment business are characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technological and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly. The market growth potential of acquired in-process research and development is subject to certain risks, including costs to develop and commercialize such products, the cost and feasibility of production of products utilizing the applicable technologies, introduction of competing technologies and market acceptance of the products and technologies involved.

  There can be no assurance that the Company's existing or any future trademarks or patents will be enforceable or will provide substantial protection from competition or be of commercial benefit to the Company. In addition, the laws of certain non-United States countries may not protect proprietary rights to the same extent as do the laws of the United States. Successful challenges to certain of the Company's patents or trademarks could materially adversely affect its competitive and financial position.

MUNICIPAL WATER AND WASTEWATER BUSINESS

  A significant percentage of the Company's revenues is derived from municipal customers. While municipalities represent an important part of the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of resources and greater lead times than industrial projects. In addition, this segment is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

YEAR 2000 RISKS

  The Year 2000 issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using six digits (e.g., 12/31/99), rather than eight (e.g., 12/31/1999), to define the applicable year of business transactions. The Company is currently identifying which of its information technology ("IT") and non-IT systems will be affected by Year 2000 issues. Most of the Company's IT systems with Year 2000 issues have been modified to address those issues. The Company has also commenced identification and assessment of its non-IT systems, which include, among other things, components found in water and wastewater treatment plants and process water treatment systems operated and/or owned under contract by the Company and in the Company's hazardous waste treatment facilities, as well as components of equipment in the Company's manufacturing facilities.

  The Company's Year 2000 compliance program consists of three phases: identification and assessment; remediation; and testing. For any given system, the phases occur in sequential order, from identification and assessment of Year 2000 problems, to remediation, and, finally, to testing the Company's solutions. However, as the Company acquires additional businesses, each IT and non-IT system of the acquired business must be independently identified and assessed. As a result, all three phases of the Company's Year 2000 compliance program may be occurring simultaneously as they relate to different systems, with varying timetables to completion, depending upon the system and the date when a particular business was acquired by the Company.

  The Company has completed the identification and assessment of most of its IT systems, and those systems have been modified to address Year 2000 problems. The Company will continue to assess the IT systems of businesses that it has recently acquired and that it may acquire in the future. The Company is in the identification and assessment phase with respect to all non-IT systems, which is projected to continue until September 1999 for currently-owned businesses. All phases are expected to be completed by mid-1999, although there can be no assurance that all phases for all businesses will be completed by that date. In particular, there can be no assurance that acquired businesses will be Year 2000 compliant, although the Company currently has a policy that requires an acquisition candidate to represent that such business is Year 2000 compliant and the Company reviews the Year 2000 status of acquisition candidates to the extent feasible prior to completing an acquisition. In addition to its internal systems, the Company has begun to assess the level of Year 2000 problems associated with various suppliers, customers and creditors of the Company. To test the Year 2000 compliance status of its suppliers, the Company plans to submit hypothetical orders to its suppliers dated after December 31, 1999 requesting confirmation that the orders have been correctly processed. The Company's costs to date for its Year 2000 compliance program, excluding the salaries of its employees, has not been material. Although the Company has not completed its assessment, it does not currently believe that the future costs associated with its Year 2000 compliance program will be material.

  The Company is currently unable to determine its most reasonably likely worst case Year 2000 scenario, as it has not identified and assessed all of its systems, particularly its non-IT systems. As the Company completes its identification and assessment of internal and third-party systems, it expects to develop contingency plans for various worst case scenarios. The Company expects to have such contingency plans in place by September 1999. A failure to address Year 2000 issues successfully could have a material adverse effect on the Company's business, financial condition or results of operations.

                                  THE COMPANY

  The Company is a leading global provider of industrial, municipal, commercial and consumer water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is one of the largest worldwide. The Company offers a single-source solution to its customers through what the Company believes is the industry's broadest range of cost-effective systems, products, services and proven technologies. In addition, the Company markets a broad line of waterworks distribution products and services. The Company has one of the industry's largest networks of sales and service and distribution facilities through approximately 1,500 locations, including over 600 franchised dealerships, and approximately 850 Company-owned or leased facilities, including manufacturing plants. The Company capitalizes on its large installed base, extensive distribution network and manufacturing capabilities to provide customers with ongoing local service and maintenance. The Company is a leading provider of outsourced water services, including the operation of water and wastewater treatment systems at customer sites. In addition, the Company is actively involved in the development of privatization initiatives for municipal water treatment facilities throughout the world and, specifically, in the Unites States, Mexico and Canada. The Company also owns a significant amount of properties with appurtenant water rights in the Western and Southwestern United States, substantially all of which are leased to agricultural tenants.

  The Company's principal executive offices are located at 40-004 Cook Street, Palm Desert, California 92211 and its telephone number is (760) 340-0098. In this Prospectus, references to the Company mean United States Filter Corporation and its subsidiaries, unless the context requires otherwise.

  Since 1991, the Company has acquired more than 150 United States based and international businesses. These acquisitions have enabled the Company to expand significantly the segments of the water and wastewater treatment industry and water-related industries in which it participates, to complement its technologies, products or services, to enter into additional geographic areas and serve additional industries, municipalities, governmental and other customers and to expand its installed base, service network, range of products and technologies and global distribution network. The Company intends to actively seek additional acquisitions that enhance its geographic network, customer base, and range of product offerings, technologies, markets and industries served, or that provide opportunities to implement the Company's one-stop-shop approach in terms of technology, distribution or service.

  Kinetics. Effective December 31, 1997, the Company acquired The Kinetics Group, Inc. ("Kinetics") in exchange for 5,803,803 shares of Common Stock. Kinetics is a leading United States manufacturer and supplier of sophisticated high-purity process piping systems for the handling of gases, water and chemicals. Such systems are provided primarily to the microelectronics, pharmaceutical and biotechnology industries, and are critical to these operations. For its fiscal year ended September 30, 1997, Kinetics' revenues were $387.8 million.

  Memtec. The Company completed the acquisition of Memtec in December 1997 for a total cash purchase price of $397.2 million. Memtec designs and manufactures large volume membrane-based systems featuring Memtec's proprietary microfiltration technology. It also designs and manufactures an extensive range of products and systems worldwide that are used in the filtration of liquid and gas streams in a wide variety of industrial, municipal and commercial applications. For its fiscal year ended June 30, 1997, Memtec's revenues were $243.6 million.

  Culligan. On June 15, 1998, the Company acquired Culligan, a leading manufacturer and distributor of water purification and treatment products and services for consumer, commercial and industrial applications. Products and services offered by Culligan range from those designed to solve residential water problems, such as filters for tap water and household water softeners, to equipment and services for commercial and industrial customers, such as ultrafiltration and microfiltration products. Culligan also offers desalination systems and portable deionization services designed for commercial and industrial applications. In addition, Culligan sells and licenses dealers to sell five-gallon bottled water under the Culligan trademark. Culligan has been an active participant in the water purification and treatment industry since 1936, and its Culligan(R), Everpure(R), Ametek(R) and Bruner(R) brands are among the most recognized in the industry. For its fiscal year ended January 31, 1998, Culligan's revenues were $505.7 million.

  Bass Properties. In September 1997, the Company acquired the Properties (including appurtenant water rights) in the Western and Southwestern United States from interests principally owned by affiliates of certain members of the Bass family of Fort Worth, Texas. The Properties were acquired in exchange for 8,000,000 shares of Common Stock and non-transferable warrants to purchase 1,200,000 shares of Common Stock. The substantial majority of the Properties are located in Imperial County, California within the Imperial Irrigation District, and substantially all of the Properties are currently leased to agricultural tenants.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange ROARS offered hereby. In consideration for issuing the Exchange ROARS as described in this Prospectus, the Company will receive tendered Private ROARS in like principal amount, the terms of which are identical in all material respects to those of the Exchange ROARS. The Private ROARS surrendered in exchange for the Exchange ROARS will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange ROARS will not result in any change in the indebtedness of the Company.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data of the Company set forth below are derived from the Company's audited consolidated financial statements and related notes thereto except as noted. Each fiscal year of the Company is ended March 31. The financial data as of and for the three months ended June 30, 1997 and 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of the Company, reflect all adjustments (consisting principally of normal, recurring amounts) necessary for the fair statement of the financial position and results of operations for the periods presented and are not necessarily indicative of the results for any other interim period or for the full fiscal year. The selected consolidated financial data should be read in conjunction with and is qualified in its entirety by the Company's consolidated financial statements and related notes thereto and other financial information incorporated herein by reference.

                                     FISCAL YEAR ENDED MARCH 31,(1)                      JUNE 30,(1)
                          --------------------------------------------------------  ----------------------
                          1994(2)    1995(3)     1996(4)     1997(5)     1998(6)     1997(7)     1998(8)
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenues................  $884,782  $1,110,816  $1,395,247  $2,135,424  $3,740,324  $  792,936  $1,119,331
Cost of sales...........   648,737     814,663   1,005,336   1,582,196   2,740,787     597,573     788,169
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
 Gross Profit...........   236,045     296,153     389,911     553,228     999,537     195,363     331,162
Selling, general and
 administrative
 expenses...............   228,047     262,985     326,912     447,644     725,249     154,250     223,164
Purchased in-process
 research and
 development............       --          --          --          --      355,308         --        3,558
Merger, restructuring,
 acquisition and other
 related charges........       --        5,917         --        5,581     150,582         --      257,920
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
                           228,047     268,902     326,912     453,225   1,231,139     154,250     484,642
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
 Operating income
  (loss)................     7,998      27,251      62,999     100,003    (231,602)     41,113    (153,480)
Other income (expenses):
 Interest expense.......   (18,185)    (27,892)    (28,706)    (31,999)    (63,790)    (10,995)    (25,648)
 Interest and other
  income................    (3,036)      3,448      10,366      11,334      38,212      32,593       4,127
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
                           (21,221)    (24,444)    (18,340)    (20,665)    (25,578)     21,598     (21,521)
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
 Income (loss) before
  income tax
  expense (benefit).....   (13,223)      2,807      44,659      79,338    (257,180)     62,711    (175,001)
Income tax expense
 (benefit)..............     2,070      14,582      35,239      30,945      48,221      23,416     (19,604)
                          --------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income (loss)......  $(15,293) $  (11,775) $    9,420  $   48,393  $ (305,401) $   39,295  $ (155,397)
                          ========  ==========  ==========  ==========  ==========  ==========  ==========
PER COMMON SHARE
 DATA:(9)
Basic:
 Net income (loss)......  $  (0.26) $    (0.19) $     0.11  $     0.47  $    (2.18) $     0.31  $    (0.98)
                          ========  ==========  ==========  ==========  ==========  ==========  ==========
 Weighted average number
  of common
  shares outstanding....    61,060      64,991      78,953     102,250     139,867     126,087     158,524
                          ========  ==========  ==========  ==========  ==========  ==========  ==========
Diluted:
 Net income (loss)......  $  (0.26) $    (0.19) $     0.11  $     0.45  $    (2.18) $     0.30  $    (0.98)
                          ========  ==========  ==========  ==========  ==========  ==========  ==========
 Weighted average number
  of common
  shares outstanding....    61,060      64,991      80,252     106,609     139,867     146,472     158,524
                          ========  ==========  ==========  ==========  ==========  ==========  ==========
CONSOLIDATED BALANCE
 SHEET DATA
 (END OF PERIOD):
Working capital.........  $158,957  $  155,683  $  214,205  $  594,575  $  704,423  $  589,824  $  870,277
Total assets............  $761,241  $  887,064  $1,295,886  $2,734,925  $4,465,445  $2,938,663  $4,688,255
Notes payable and long-
 term debt, including
 current portion........  $200,802  $  200,685  $  123,172  $  134,711  $1,098,071  $  145,422  $  424,728
Convertible subordinated
 debt...................  $ 60,000  $  105,000  $  200,000  $  554,000  $  554,000  $  554,000  $  554,000
ROARS...................  $    --   $      --   $      --   $      --   $      --   $      --   $  900,000
Shareholders' equity....  $224,059  $  248,792  $  526,479  $1,219,470  $1,591,438  $1,368,616  $1,458,176

OTHER DATA:
EBITDA (10).............  $ 53,005  $  102,177  $  143,679  $  183,840  $  387,893  $   68,158  $  146,463
Ratio of earnings to
 fixed charges(11)......       N/A        1.1x        2.4x        3.1x         N/A        5.3x         N/A

--------
(1) The historical consolidated financial data for the fiscal years ended March 31, 1994, 1995, 1996, 1997 and 1998 and for the three months ended June 30, 1997 and 1998 have been restated to include the accounts and operations of Culligan which was merged with the Company in June 1998 and accounted for as a pooling of interests. Separate results of operations of the Company and Culligan for the years ended March 31, 1994 through March 31, 1998 and for the three months ended June 30, 1997 and 1998 are presented below:

                                                                                     THREE MONTHS ENDED
                                        FISCAL YEAR ENDED MARCH 31,                       JUNE 30,
                            -------------------------------------------------------  -------------------
                            1994(2)    1995(3)     1996(4)     1997(5)    1998(6)    1997(7)   1998(8)
                            --------  ----------  ----------  ---------- ----------  -------- ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
   REVENUES
   Company (as previously
    reported).............. $620,709  $  830,765  $1,090,745  $1,764,406 $3,234,580  $693,553 $1,119,331
   Culligan................  264,073     280,051     304,502     371,018    505,744    99,403        --
                            --------  ----------  ----------  ---------- ----------  -------- ----------
                            $884,782  $1,110,816  $1,395,247  $2,135,424 $3,740,324  $792,956 $1,119,331
                            ========  ==========  ==========  ========== ==========  ======== ==========
   OPERATING INCOME (LOSS)
   Company (as previously
    reported).............. $  3,999  $   40,721  $   61,385  $   66,020 $ (235,209) $ 27,029 $ (153,480)
   Culligan................    3,999     (13,470)      1,614      33,983      3,607    14,084        --
                            --------  ----------  ----------  ---------- ----------  -------- ----------
                            $  7,998  $   27,251  $   62,999  $  100,003 $ (231,602) $ 41,113 $ (153,480)
                            ========  ==========  ==========  ========== ==========  ======== ==========
   NET INCOME (LOSS)
   Company (as previously
    reported).............. $ (2,773) $   24,621  $   30,699  $   32,508 $ (299,779) $ 12,703 $ (155,397)
   Culligan................  (12,520)    (36,396)    (21,279)     15,885     (5,622)   26,592        --
                            --------  ----------  ----------  ---------- ----------  -------- ----------
                            $(15,293) $  (11,775) $    9,420  $   48,393 $ (305,401) $ 39,295 $ (155,397)
                            ========  ==========  ==========  ========== ==========  ======== ==========
   NET INCOME (LOSS) PER COMMON
    SHARE(7):
    Basic:
      As previously
       reported............ $  (0.11) $     0.68  $     0.62  $     0.51 $    (3.13) $   0.15 $      --
      As restated.......... $  (0.26) $    (0.19) $     0.11  $     0.47 $    (2.18) $   0.31 $    (0.98)
    Diluted:
      As previously
       reported............ $  (0.11) $     0.66  $     0.61  $     0.49 $    (3.13) $   0.15 $      --
      As restated.......... $  (0.26) $    (0.19) $     0.11  $     0.45 $    (2.18) $   0.30 $    (0.98)

(2) The fiscal year ended March 31, 1994 includes four months of results of Ionpure Technologies Corporation and IP Holding Company ("Ionpure"), acquired December 1, 1993 and accounted for as a purchase. Selling, general and administrative expenses for the year ended March 31, 1994 reflect four months of integration of Ionpure, certain charges totaling $2.4 million related to the rationalization of certain wastewater operations and the write-off of certain intangibles in the Company's Continental Penfield subsidiary totaling $3.7 million. In addition, the year ended March 31, 1994 includes a charge of $8.9 million to reflect a plan to shutdown and reorganize certain operations of Davis Water & Waste Industries, Inc. ("Davis"). Fiscal 1994 includes seven months of operations of Culligan and five months of operations of its predecessor.
(3) The fiscal year ended March 31, 1995 includes the results of operations of Smogless S.p.A., Crouzat S.A., Sation S.A., Seral Erich Alhauser GmbH and the Cereflo ceramic product line from the dates of their respective acquisitions, accounted for as purchases. Results for this period include expenses incurred of $5.9 million related to a restructuring plan to consolidate the production facilities and administrative functions of certain Culligan operations in Europe.
(4) The fiscal year ended March 31, 1996 includes the results of operations of The Permutit Company Limited and The Permutit Company Pty Ltd., Interlake Water Systems, Arrowhead Industrial Water Inc. and Polymetrics Inc. from the dates of their respective acquisitions, accounted for as purchases. Selling, general and administrative expenses for the year ended March 31, 1996 includes charges totaling $3.2 million related to the write-down of certain patents and equipment of Zimpro Environmental, Inc.
(5) The fiscal year ended March 31, 1997 includes the results of operations of The Utility Supply Group, Inc., WaterPro Supplies Corporation, the Systems and Manufacturing Group of Wheelabrator Technologies Inc. and the businesses of the Process Equipment Division of United Utilities Plc from the dates of their respective acquisitions, accounted for as purchases.
    The year ended March 31, 1997 also includes merger expenses of $5.6 million, related to the acquisition of Davis, which was accounted for as a pooling of interests. Costs of goods sold for the year ended March 31, 1997 includes charges recorded by Kinetics totaling $26.0 million related to certain unreimbursed project costs. Selling, general and administrative expenses for the year ended March 31, 1997 includes charges totaling $6.8 million for increases in Kinetics allowance for doubtful accounts, the write-off of certain receivables, the write-down of certain assets and the establishment of certain accruals.
(6) The fiscal year ended March 31, 1998 includes the results of operations for Memtec from the date of its acquisition on December 9, 1997, accounted for as a purchase. The year ended March 31, 1998 also includes a charge of $299.5 million related to the acquisition from Memtec of certain in-process research and development projects that had not reached technological feasibility and that had no alternative future uses. Additionally the Company recorded charges totaling $141.1 million related to a restructuring plan that the Company implemented concurrent with the acquisitions of Memtec and Kinetics. Cost of goods sold for the year ended March 31, 1998 includes charges recorded by Kinetics totaling $13.7 million related to certain unreimbursed project costs. Selling, general and administrative expenses for the year ended March 31, 1998 includes charges recorded by Kinetics totaling $3.6 million related to increases in Kinetics allowance for doubtful accounts, the write-off of certain receivables, the write down of certain assets and the establishment of certain accruals. This period also includes the results of the Water Filtration Business of Ametek, Inc. (the "Water Filtration Business" or "Ametek") and Protean plc ("Protean") from the date of their acquisitions on August 1, 1997 and December 2, 1997, respectively, by Culligan accounted for as purchases. Culligan acquired from Ametek and Protean certain in-process research and development projects that had not reached technological feasibility and that had no alternative future uses. The estimated market value of such in-process research and development projects was approximately $55.8 million and was expensed during fiscal 1998. The year ended March 31, 1998 also includes a $31.1 million pre-tax gain recorded by Culligan on the sale of its investment in Anvil Holdings, Inc. for total cash proceeds of $50.9 million. The gain is included in other income in the fiscal year ended March 31, 1998. In addition, Culligan recorded charges totaling $9.5 million related to a restructuring plan that Culligan implemented concurrent with its acquisition of Ametek.
(7) The three months ended June 30, 1997 includes a $31.1 million pre-tax gain recorded by Culligan on the sale of its investment in Anvil Holdings, Inc. for total cash proceeds of $50.9 million. The gain is included in other income in the three months ended June 30, 1997.
(8) During the three months ended June 30, 1998, the Company recorded charges totaling $257.9 million related to a restructuring plan that the Company implemented concurrent with the acquisition of Culligan. Included in the restructuring charges is approximately $49.2 million of merger expenses incurred to consummate the Culligan transaction. In addition, the three months ended June 30, 1998 includes a charge of $3.6 million for purchased in-process research and development projects at the Analytical and Thermal Division of Protean. These projects had not reached technological feasibility and had no alternative future uses.
(9) Net income (loss) per common share amounts are computed in accordance with SFAS 128 after dividends on the Series A Preferred Stock of $0.7 million for the fiscal year ended March 31, 1994, $0.7 million for the fiscal year ended March 1995 and $0.5 million for the fiscal year ended March 31, 1997. The Series A Preferred Stock was converted into shares of Common Stock in March 1996.
(10) EBITDA is defined as income before interest and taxes, excluding certain nonrecurring items, plus depreciation and amortization. EBITDA data is presented because such data is used by certain investors to determine the Company's ability to meet debt service requirements. However, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. The EBITDA measure presented by the Company may not be comparable to similarly titled measures by other companies.
(11) In the ratio of earnings to fixed charges, earnings are computed by adding "income (loss) before income tax expense (benefit)" to fixed charges. Fixed charges are computed by adding interest expense to one-third of rent expense, which is the portion of rent expense that the Company has determined to be fixed in nature. For the fiscal years ended March 31, 1994 and 1998 as well as for the three months ended June 30, 1998, earnings were inadequate to cover fixed charges.

                              THE EXCHANGE OFFERS

PURPOSE OF THE EXCHANGE OFFERS

  The Private ROARS were sold by the Company on the Closing Date to the Initial Purchasers pursuant to a Purchase Agreement among the Company and the Initial Purchasers, dated as of May 14, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently sold the Private ROARS to "qualified institutional buyers," as defined in Rule 144A, in reliance on Rule 144A. As a condition to the sale of the Private ROARS, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of May 19, 1998 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offers were not permitted by applicable law or Commission policy, it would file with the Commission a registration statement under the Securities Act with respect to the Exchange ROARS and use its reasonable efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Closing Date. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

  As of the date of this Prospectus, $500,000,000 aggregate principal amount of the Private 6.375% ROARS and $400,000,000 aggregate principal amount of the Private 6.50% ROARS are outstanding. This Prospectus, together with the
applicable Letter of Transmittal, is first being sent on or about       , 1998
to all holders of Private ROARS known to the Company. The Company's obligation to accept Private ROARS for exchange pursuant to the Exchange Offers are subject to certain conditions as set forth below under "--Certain Conditions to the Exchange Offers."

TERMS OF THE EXCHANGE OFFER

  The Company is hereby offering Exchange ROARS in exchange for surrender of the corresponding Private ROARS. The Company will keep the Exchange Offers open for not less than 20 business days (or longer if required by applicable law) after the date on which this Prospectus is mailed to the holders of the Private ROARS. For each Private ROAR validly tendered to the Company pursuant to the Exchange Offers and not withdrawn by the Holder thereof, the Holder of such Private ROAR will receive a corresponding Exchange ROAR having a principal amount equal to the principal amount of such surrendered Private ROAR. The Exchange ROARS will bear interest from the most recent date to which interest has been paid on the Private ROARS or, if no interest has been paid, from May 19, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of either Exchange Offer, registered holders of the applicable Exchange ROARS on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of either Exchange Offer, registered holders of the applicable Private ROARS on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1998. Holders of Private ROARS whose Private ROARS are accepted for exchange will not receive any payment in respect of accrued interest on such Private ROARS otherwise payable on any interest payment date the record date for which occurs at or after consummation of the Exchange Offers. The Exchange ROARS evidence the same debt as the corresponding Private ROARS and are issued under and are entitled to the same benefits under the Indenture as the Private ROARS.

ACCEPTANCE OF PRIVATE ROARS FOR EXCHANGE; DELIVERY OF EXCHANGE ROARS

  Upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal (including, if either Exchange Offer is extended or amended, the terms and conditions of such Exchange Offer as so extended or amended), the Company will accept for exchange, and will exchange the corresponding Exchange ROARS for, all Private ROARS validly tendered and not properly withdrawn prior to the applicable Expiration Date as soon as practicable after such Expiration Date.

  For purposes of the Exchange Offers, the Company will be deemed to have accepted for exchange Private ROARS validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Private ROARS for exchange pursuant to the Exchange Offers. In all cases, delivery of Exchange ROARS for Private ROARS accepted for exchange pursuant to the Exchange Offers will be made by the Exchange Agent.

  If any tendered Private ROARS are not accepted pursuant to the Exchange Offers for any reason, or if certificates are submitted representing more Private ROARS than are tendered, certificates representing unaccepted or untendered Private ROARS will be returned, without expense to the tendering Holder (or, in the case of Private ROARS delivered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the procedure set forth below, such Private ROARS will be credited to an account maintained within DTC), as promptly as practicable following the expiration, termination or withdrawal of the Exchange Offers.

  In all cases, delivery of the corresponding Exchange ROARS for the Private ROARS accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) certificates representing such Private ROARS or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Private ROARS into the Exchange Agent's account at DTC pursuant to the procedures set forth below; (ii) the appropriate Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined herein) in connection with a book-entry transfer; and (iii) any other documents required by such Letter of Transmittal.

  The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC when tendering the Private ROARS which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal and that the Company may enforce such agreement against such participant.

PERIOD FOR TENDERING PRIVATE ROARS

  Upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal (including, if either Exchange Offer is extended or amended, the terms and conditions of such Exchange Offer as so extended or amended), the Company will accept for exchange, and exchange the corresponding Exchange ROARS for, all Private ROARS that are properly tendered at or prior to the Expiration Date and not withdrawn as permitted
below. As used herein, the term "Expiration Date" means    p.m., New York City
time, on       , 1998; provided, however, that if the Company, in its sole discretion, has extended the period of time for which either of the Exchange Offers is open, the term "Expiration Date" means the latest time and date at which the applicable Exchange Offer, as so extended, shall expire. If, at any Expiration Date, the conditions to the Exchange Offers described below shall not have been satisfied or waived, the Company reserves the right (but shall not be obligated) to extend the Exchange Offers from time to time by giving oral or written notice to the Exchange Agent. During any such extension, all Private ROARS previously tendered and not withdrawn will remain subject to the Exchange Offers, subject to the right of a tendering Holder to withdraw such Holder's Private ROARS.

  Subject to the applicable regulations of the Commission, the Company also expressly reserves the right, in its sole discretion, at any time or from time to time, to (i) terminate the Exchange Offers if any condition referred to below has not been satisfied by any Expiration Date and return all tendered Private ROARS; (ii) waive any condition; or (iii) except as set forth in the Registration Rights Agreement, otherwise amend the Exchange Offers in any respect, in each case, by giving oral or written notice of such termination, waiver or amendment to the Exchange Agent.

  Any such extension, termination or amendment will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 am, New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

  If the Company makes a material change in the terms of either of the Exchange Offers, or if it waives a material condition to either of the Exchange Offers, the Company will extend the applicable Exchange Offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of that offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances, including the materiality of the changes. In the Commission's view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to securityholders, and, if material changes are made with respect to information that approaches the significance of price and the percentage of securities sought, a minimum of ten business days may be required to allow for adequate dissemination and investor response. With respect to a change in price, a minimum ten-business day period from the date of such change is generally required under applicable Commission rules and regulations to allow for adequate dissemination to securityholders. For purposes of the Exchange Offers, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING PRIVATE ROARS

  The tender to the Company of Private ROARS by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal.

  Valid Tender of Shares. Except as set forth below, in order for Private ROARS to be validly tendered pursuant to the Exchange Offers, either (i) the applicable Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Private ROARS, and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" at or prior to the Expiration Date and certificates representing the tendered Private ROARS must be received by the Exchange Agent or such Private ROARS must be tendered pursuant to the procedure for book-entry transfer set forth below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case at or prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  A beneficial owner of Private ROARS that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offers.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN SUCH DOCUMENTS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book Entry Transfer. For purposes of the Exchange Offers, the Exchange Agent will establish an account with respect to the Private ROARS at DTC within two business days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC must make a book-entry delivery of its Private ROARS by causing DTC to transfer such Private ROARS into the Exchange Agent's account at DTC in accordance with ATOP. Such holder of Private ROARS using ATOP should transmit its acceptance to DTC at or prior to the Expiration Date or the guaranteed delivery procedures set forth below must be complied with. DTC will verify such acceptance, execute a book-entry transfer of the tendered Private ROARS into the Exchange Agent's account at DTC and then send to the Exchange Agent a Book-Entry Confirmation, including an Agent's Message.

  Certificates. If the tender is not made through ATOP, certificates representing Private ROARS, as well as the applicable Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" at or prior to the Expiration Date in order for such tender to be effective or the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Private ROARS owned by any Holder are being tendered, a tendering Holder should fill in the amount of Private ROARS being tendered in the appropriate box on the applicable Letter of Transmittal. The entire amount of Private ROARS delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  Signature Guarantees. Signatures on a Letter of Transmittal must be guaranteed unless the Private ROARS surrendered for exchange pursuant thereto are tendered (i) by a registered holder of such Private ROARS who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on such Letter of Transmittal or (ii) for the account of a financial institution (including most commercial banks, savings and loan associations, credit unions and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program (each, an "Eligible Institution" and, collectively, "Eligible Institutions"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution. If the Private ROARS being tendered pursuant to a Letter of Transmittal are registered in the name of a person other than the signer of such Letter of Transmittal, the Private ROARS surrendered for exchange therewith must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by, the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  Determination of Validity. All questions as to the form of documents, the validity and eligibility (including time of receipt) of any tender and the acceptance of Private ROARS tendered for exchange will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of any particular Private ROARS not properly tendered or to not accept any particular Private ROARS, the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities in tenders or conditions of the Exchange Offers as to any particular Private ROARS either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Private ROARS in the Exchange Offers). The Company's interpretation of the terms and conditions of the Exchange Offers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private ROARS must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Private ROARS, nor shall any of them incur any liability for failure to give such notification.

  If a Letter of Transmittal is signed by a person or persons other than the registered holder or holders of the Private ROARS being tendered thereby, such Private ROARS must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on such Private ROARS.

  If a Letter of Transmittal or any Private ROARS or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, a Holder of Private ROARS will represent to the Company that, among other things, (i) it is not an Affiliate of the Company, (ii) the Exchange ROARS to be received by it will be acquired in the ordinary course of its business, and (iii) it has no arrangement with any person to participate in a distribution of Exchange ROARS. If any Holder is an Affiliate of the Company or intends to participate in the Exchange Offers for the purpose of distributing Exchange ROARS or is a broker-dealer who purchased Private ROARS from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, it (x) will not be able to rely on the interpretations of the Staff referred to under "Risk Factors--Consequences of Failure to Exchange and Requirements for Transfer of Exchange ROARS," (y) will not be entitled to tender its Private ROARS in the Exchange Offers, and (z) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of its Private ROARS unless such sale or transfer is made pursuant to an exemption from such requirements. Each broker-dealer that receives Exchange ROARS for its own account in exchange for Private ROARS, where such Private ROARS were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange ROARS. See "Plan of Distribution." Each Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of Private ROARS desires to tender such Private ROARS and such Private ROARS are not immediately available, or time will not permit such Holder's certificates for such Private ROARS or other required documents to reach the Exchange Agent before the applicable Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made by or through an Eligible Institution, (ii) prior to the applicable Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of such holder of Private ROARS and the amount of Private ROARS tendered, stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such Notice of Guaranteed Delivery, the certificates for all physically tendered Private ROARS, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be delivered by the Eligible Institution to the Exchange Agent, and (iii) (a) such Book-Entry Confirmation or (b) the certificates for all such physically tendered Private ROARS, in proper form for transfer, and a duly executed applicable Letter of Transmittal, with any required signature guarantees, and all other documents required by such Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Private ROARS may be withdrawn at any time prior to the applicable Expiration Date. In order for a withdrawal to be effective, a written notice of withdrawal by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at one of its addresses as set forth under "--Exchange Agent" at or prior to the applicable Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Private ROARS to be withdrawn, identify the Private ROARS to be withdrawn (including the series and the principal amount of such Private ROARS), and, where certificates for Private ROARS have been transmitted, specify the name in which such Private ROARS are registered, if different from that of the withdrawing holder. If certificates for Private ROARS have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the withdrawing holder must also submit the certificate numbers of the particular certificates to be withdrawn and the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Private ROARS have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Private ROARS and otherwise comply with the procedures of DTC. All questions as to the form and validity

(including time of receipt) of any such notice of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity in any notice of withdrawal, nor shall any of them incur any liability for failure to give such notification.

  Withdrawals may not be rescinded. Any Private ROARS that are withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offers. Any Private ROARS which have been withdrawn for any reason will be returned to the Holder thereof without cost to such Holder or, in the case of Private ROARS tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedure described above, such Private ROARS will be credited to an account maintained with DTC as soon as practicable after such withdrawal. Properly withdrawn Private ROARS may be retendered by following one of the procedures described under "-- Procedures for Tendering Private ROARS" above at any time at or prior to the applicable Expiration Date.

  If, for any reason whatsoever, acceptance for exchange of any Private ROARS tendered pursuant to the Exchange Offers is delayed, or the Company is unable to accept for exchange tendered Private ROARS pursuant to the Exchange Offers, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company, retain tendered Private ROARS and such Private ROARS may not be withdrawn except to the extent that the tendering Holder is entitled to and duly exercises withdrawal rights as described herein. Any such delay will be by an extension of the Exchange Offers to the extent required by law.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS

  Notwithstanding any other provisions of the applicable Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange ROARS in exchange for, any applicable Private ROARS and may terminate such Exchange Offer, if at any time before the acceptance of such Private ROARS for exchange or the exchange of the applicable Exchange ROARS for such Private ROARS, any of the following events shall occur:

  (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other regulatory or administrative agency or commission with respect to such Exchange Offer; or

  (b) such acceptance or issuance would violate applicable law or any applicable interpretation of the Staff; or

  (c) there shall have occurred (i) any general suspension of trading in, or general limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or (iii) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; or

  (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company taken as a whole that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of any of the Private ROARS or the Exchange ROARS;

which, in the sole judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any event described above, prohibits the Company from or makes it inadvisable for the Company to proceed with either of the Exchange Offers and/or with such acceptance for exchange or with such exchange.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Private ROARS tendered, and no Exchange ROARS will be issued in exchange for any such Private ROARS, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

  The Bank of New York has been appointed as the exchange agent (the "Exchange Agent") for the Exchange Offers. All executed Letters of Transmittal should be directed to the Exchange Agent as set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the applicable Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Registered or             By Hand Only:        By Overnight Delivery:
     Certified Mail:

  The Bank of New York       The Bank of New York      The Bank of New York
  55 Water Street, Room      55 Water Street, Room     55 Water Street, Room
           234                        234                       234
New York, New York 10041   New York, New York 10041  New York, New York 10041
Attention: Lewis Padilla     (United States Filter   Attention: Lewis Padilla
  (United States Filter          Corporation,
      Corporation,          6.375% and 6.50% Private   (United States Filter
6.375% and 6.50% Private             ROARS)                Corporation,
         ROARS)                                      6.375% and 6.50% Private
                                                              ROARS)

                            Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (212) 638-7375
                                      or
                                (212) 638-7380

                        To Confirm By Telephone or For
                                 Information:
                                (212) 638-0458

  DELIVERY OF LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN ONE SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers or others for soliciting acceptance of the Exchange Offers. The Company will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent, accounting fees and certain legal fees.

TRANSFER TAXES

  Holders who tender their Private ROARS for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register Exchange ROARS in the name of, or request that Private ROARS not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE ROARS

  Holders of Private ROARS who do not exchange their Private ROARS for corresponding Exchange ROARS pursuant to the Exchange Offers will continue to be subject to the provisions in the Indenture regarding transfer and exchange of Private ROARS and the restrictions on transfer of such Private ROARS set forth in the legend thereon as a consequence of the issuance of the Private ROARS pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, Private ROARS may not be offered or sold, unless such transaction is registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the sale or other disposition of Private ROARS under the Securities Act except to the extent required by the Registration Rights Agreement. See "Description of the ROARS--Registration Rights."

                           DESCRIPTION OF THE ROARS

GENERAL

  The Private ROARS were issued and the Exchange ROARS will be issued pursuant to an Indenture, dated as of May 19, 1998, between the Company and The Bank of New York, as trustee (the "Trustee"), and a First Supplemental Indenture thereto, dated as of May 19, 1998 (together, the "Indenture"), copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. Upon the effectiveness of the Registration Statement, the Indenture will be subject to and governed by the TIA. Each of the 6.375% ROARS and the 6.50% ROARS constitute a single series of Securities under the Indenture and holders thereof are entitled to the benefit of the Indenture. Accordingly, unless specifically stated to the contrary, the following description applies equally to all ROARS. The following summary of certain provisions of the Indenture and the ROARS does not purport to be complete and such summary is subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the ROARS. Wherever particular sections or defined terms of the Indenture are referred to, such sections and defined terms are incorporated herein by reference as part of the statement made, and such statement is qualified in its entirety by such reference. As used in this section of the Prospectus, the term "Company" means United States Filter Corporation and not any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

  The 6.375% ROARS will mature on May 15, 2011 (the "6.375% ROARS Stated Maturity Date") and are limited to $500,000,000 in aggregate principal amount. The 6.50% ROARS will mature on May 15, 2013 (the "6.50% ROARS Stated Maturity Date" and, together with the 6.375% ROARS Stated Maturity Date, each a "Stated Maturity Date") and are limited to $400,000,000 in aggregate principal amount. The Exchange ROARS will be general unsecured obligations of the Company and will rank pari passu in right of payment with all other unsubordinated indebtedness of the Company and will rank senior in right of payment to all subordinated indebtedness of the Company. The secured indebtedness of the Company to the extent of such security and all indebtedness and other obligations (including trade payables) of the Company's subsidiaries will effectively be structurally senior to the Exchange ROARS. As of June 30, 1998, the Company had approximately $2.2 billion of outstanding indebtedness and the Company's subsidiaries had approximately $109.3 million of outstanding indebtedness, excluding $367.6 million of trade payables. As of such date, approximately $554.0 million of the

Company's outstanding indebtedness would have been subordinated in right of payment to the Exchange ROARS. The Exchange ROARS will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. All payments on the Exchange ROARS will be made in U.S. dollars. After the Remarketing Date applicable to a series of ROARS, such series of ROARS will be subject to the legal defeasance provisions of the Indenture.

  On May 15, 2001 (the "6.375% ROARS Remarketing Date") and May 15, 2003 (the "6.50% ROARS Remarketing Date" and, together with the 6.375% ROARS Remarketing Date, each a "Remarketing Date"), each of the 6.375% ROARS and the 6.50% ROARS, respectively, will either be (i) mandatorily tendered to and purchased by NationsBanc or its successor as Remarketing Dealer (the "Remarketing Dealer"), in which case the Remarketing Dealer will pay 100% of the principal amount of the applicable series of ROARS (the "ROARS Purchase Price") and the Company will pay accrued interest, if any, thereon to such Remarketing Date, or (ii) redeemed by the Company at 100% of the principal amount of such series of ROARS plus accrued interest, if any, thereon to such Remarketing Date.

INTEREST AND INTEREST PAYMENT DATES

  The 6.375% ROARS and the 6.50% ROARS will bear interest at 6.375% and 6.50% per annum, respectively, for the period from May 19, 1998 to the Remarketing Date applicable to such series of ROARS. If a series of ROARS is purchased by the Remarketing Dealer on the applicable Remarketing Date, on and after such Remarketing Date such series of ROARS will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures described below (the "Interest Rate to Maturity"). See "--Interest Rate to Maturity."

  The ROARS will bear interest from May 19, 1998 payable semi-annually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 1998, to the persons in whose names the ROARS are registered at the close of business on the preceding May 1 and November 1, respectively (whether or not a Business Day) (each, a "Regular Record Date"); provided, however, that interest payable on the applicable Remarketing Date and on the applicable Stated Maturity Date will be paid to the person to whom principal is payable. Interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date (or from and including May 19, 1998 if no interest has been paid or duly provided for with respect to the ROARS) to but excluding the relevant Interest Payment Date, Remarketing Date or Stated Maturity Date, as the case may be. Interest on the ROARS will be computed on the basis of a 360-day year of twelve 30-day months. "Business Day" means any day that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

INTEREST RATE TO MATURITY

  The Interest Rate to Maturity of a series of ROARS purchased by the Remarketing Dealer on the applicable Remarketing Date will be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding such Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.6825% per annum in the case of the 6.375% ROARS (the "6.375% ROARS Base Rate") and 5.6825% per annum in the case of the 6.50% ROARS (the "6.50% ROARS Base Rate" and, together with the 6.375% ROARS Base Rate, each a "Base Rate") and the Applicable Spread (as defined herein), which will be based on the Dollar Price (as defined herein) of the applicable series of ROARS. Under certain circumstances, the Interest Rate to Maturity for a series of ROARS may be redetermined by the Remarketing Dealer after the relevant Determination Date. See "--Remarketing Dealer."

  For this purpose, the following terms have the following meanings:

  "Applicable Spread" for a series of ROARS will be the lowest Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for that series of ROARS, obtained by the Remarketing Dealer at 3:30 p.m., New York City time, on the relevant Determination Date from the Bids quoted to the Remarketing Dealer by five Reference Corporate Dealers (as defined herein). A "Bid" will be an irrevocable offer to purchase the total aggregate outstanding principal amount of the applicable series of ROARS at the relevant Dollar Price (as defined herein), assuming (i) an issue date that is the Remarketing Date for such series of ROARS, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date for such series of ROARS, and (iii) a stated annual interest rate equal to the relevant Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers submit Bids as described above, then the Applicable Spread will be the lowest such Bid obtained as described above. The Interest Rate to Maturity for a series of ROARS announced by the Remarketing Dealer, absent manifest error, will be binding and conclusive upon the holders of beneficial interests in such series of ROARS (the "Beneficial Owners"), the Company and the Trustee.

  "Comparable Treasury Issues" for a series of ROARS means the U.S. Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of such series of ROARS.

  "Comparable Treasury Price" for a series of ROARS means, with respect to the applicable Remarketing Date, (i) the offer prices for the Comparable Treasury Issues (expressed in each case as percentages of their principal amounts) at 12:00 noon, New York City time, on the applicable Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page
500); or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (a) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices described in clause (i) above as may replace Dow Jones Markets. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined herein) and the applicable Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as percentages of their principal amounts) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the applicable Determination Date.

  "Dollar Price" means, with respect to each series of ROARS, the present value, as of the applicable Remarketing Date, of the Remaining Scheduled Payments (as defined herein) for such series of ROARS discounted to the applicable Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein).

  "Reference Corporate Dealer" means five leading dealers of publicly traded debt securities, including debt securities of the Company, which will be selected by the Company. The Company will advise the Remarketing Dealer of its selection of the Reference Corporate Dealers no later than five Business Days prior to the applicable Remarketing Date. One of such Reference Corporate Dealers selected by the Company will be NationsBanc if it then is the Remarketing Dealer.

  "Reference Treasury Dealer" means each of NationsBanc; Donaldson, Lufkin & Jenrette Securities Corporation; Salomon Brothers Inc; Merrill Lynch, Pierce, Fenner & Smith Incorporated and another dealer to be selected by the Company and their respective successors; provided, that if any of the foregoing or their affiliates ceases to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Remarketing Dealer will substitute therefor another Primary Treasury Dealer.

  "Remaining Scheduled Payments" means, with respect to a series of ROARS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate applicable to such series, that would be due after the applicable Remarketing Date to and including the applicable Stated Maturity Date; provided, that if the applicable Remarketing Date is not an Interest Payment Date with respect to such series of

ROARS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate applicable to such series will be reduced by the amount of interest accrued thereon, calculated at such Base Rate, to such Remarketing Date.

  "Treasury Rate" for a series of ROARS means, with respect to the applicable Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming prices for the Comparable Treasury Issues (expressed as percentages of their principal amounts) equal to the Comparable Treasury Price for such Remarketing Date.

MANDATORY TENDER

  If the Remarketing Dealer gives notice to the Company and the Trustee no earlier than the tenth Business Day and no later than 4:00 p.m., New York City time, on the fifth Business Day prior to the Remarketing Date applicable to a series of ROARS of its intention to purchase such series of ROARS for remarketing (the "Notification Date"), each of the ROARS in such series will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date, except in certain circumstances described under "--Mandatory Redemption" or "--Optional Redemption." The applicable ROARS Purchase Price will be paid by the Remarketing Dealer and the Company will pay accrued interest, if any, on such series of ROARS to such Remarketing Date. See "--Settlement."

  If a series of ROARS is tendered for remarketing, the Remarketing Dealer will sell the total aggregate principal amount of such series of ROARS on the applicable Remarketing Date for the applicable Dollar Price to the Reference Corporate Dealer providing the lowest Bid. If two or more Reference Corporate Dealers provide the lowest Bid, the Remarketing Dealer will sell such series of ROARS to such of those Reference Corporate Dealers as it determines in its sole discretion.

  If the Remarketing Dealer elects to remarket a series of ROARS, the obligation of the Remarketing Dealer to purchase such series of ROARS on the applicable Remarketing Date is subject to certain conditions set forth in the Remarketing Agreement (as defined herein).

  If for any reason the Remarketing Dealer does not purchase all of a series of ROARS on the applicable Remarketing Date, the Company will be required to redeem such series of ROARS at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on such series of ROARS to such Remarketing Date. See "--Mandatory Redemption."

NOTIFICATION OF INTEREST RATE TO MATURITY

  If the Remarketing Dealer has previously notified the Company and the Trustee on the relevant Notification Date of its intention to purchase a series of ROARS on the applicable Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the applicable Determination Date of the Interest Rate to Maturity for such series of ROARS.

MANDATORY REDEMPTION

  The Company will be required to redeem a series of ROARS as a whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of such series of ROARS plus all accrued and unpaid interest, if any, on such series of ROARS to the applicable Remarketing Date in the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date; (ii) prior to such Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before such Determination Date; (iii) at any time after the Remarketing Dealer elects on the applicable Notification Date to remarket such series of ROARS, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with the terms thereof; (iv) the Remarketing Dealer does not give notice to the Company and the Trustee on such Notification Date of its intention to purchase such series of ROARS for remarketing on such Remarketing Date; (v) the Remarketing Dealer for any reason does not deliver the applicable ROARS Purchase Price to the Trustee by 2:00 p.m., New York City time, on the Business Day immediately preceding such Remarketing Date or does not purchase all of such series of ROARS by 2:00 p.m., New York City time, on such Remarketing Date; or (vi) the Company for any reason fails to redeem such series of ROARS following its election to effect such redemption as described under "--Optional Redemption." In any such case, payment will be made by the Company to the participant in DTC (each a "Participant") of each Beneficial Owner of the applicable series of ROARS, by book-entry through DTC by the close of business on the applicable Remarketing Date, against delivery through DTC of such Beneficial Owner's ROARS.

OPTIONAL REDEMPTION

  Except in the limited circumstances described below, the ROARS are not subject to redemption at the option of the Company. If the Remarketing Dealer elects to remarket a series of ROARS, the Company will notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Determination Date, if the Company irrevocably elects to exercise its right to redeem such series of ROARS, in whole, on the applicable Remarketing Date. If the Company so elects to redeem a series of ROARS, the Company will redeem such series of ROARS as a whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of such series of ROARS plus all accrued and unpaid interest, if any, on such series of ROARS to such Remarketing Date. In any such case, payment will be made by the Company to the Participant of each Beneficial Owner of the applicable series of ROARS, by book-entry through DTC by the close of business on the applicable Remarketing Date, against delivery through DTC of such Beneficial Owner's ROARS.

SETTLEMENT

  If a series of ROARS is automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the applicable Remarketing Date, all of such series of ROARS will be delivered automatically to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on such Remarketing Date. The Remarketing Dealer will, not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, pay to the Trustee the ROARS Purchase Price for such series of ROARS. On such Remarketing Date, the Remarketing Dealer will cause the Trustee to make payment to the Participant of each Beneficial Owner of such series of ROARS, by book-entry through DTC by the close of business on such Remarketing Date, against delivery through DTC of such Beneficial Owner's ROARS, of the ROARS Purchase Price for such series of ROARS. If the Remarketing Dealer does not purchase all of such series of ROARS on such Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for such series of ROARS as described under "-- Mandatory Redemption." In any case, the Company will make or cause the Trustee to make payment of any interest due on such Remarketing Date to each Beneficial Owner of a series of ROARS by book-entry through DTC by the close of business on such Remarketing Date.

  The transactions described above will be executed on each Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective Participants will be debited and credited and the ROARS delivered by book-entry as necessary to effect such transactions.

  All payments of principal and interest in respect of the ROARS in book-entry form will be made in immediately available funds. Each series of ROARS will trade in DTC's Same-Day Funds Settlement System until the applicable Stated Maturity Date or Remarketing Date, as the case may be, or until such series of ROARS is issued in definitive form, and secondary market trading activity in the ROARS will therefore be required by DTC to settle in immediately available funds.

  The tender and settlement procedures described above, including provisions for payment to selling Beneficial Owners of tendered ROARS or for payment by the purchasers of ROARS in the remarketing, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the ROARS at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of ROARS in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures described above in order to facilitate the settlement process.

  As long as DTC or its nominee holds a certificate representing any ROARS in the book-entry system of DTC, no certificates for such ROARS will be delivered by any selling Beneficial Owner to reflect any transfer of such ROARS effected in the remarketing. In addition, under the terms of the ROARS and the Remarketing Agreement, the Company has agreed that (i) it will use its best efforts to maintain the ROARS in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the ROARS in book-entry form, and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the ROARS to be issued in certificated form.

  For further information with respect to transfers and settlement through DTC, see "--Book-Entry System."

REMARKETING DEALER

  On May 19, 1998, the Company and the Remarketing Dealer entered into a remarketing agreement (the "Remarketing Agreement"). The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing, except under certain circumstances. The aggregate price paid to the Company by the Initial Purchasers for the purchase of the Private ROARS included an amount paid by the Remarketing Dealer for its right to remarket the ROARS.

  The Company has agreed to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.

  If the Remarketing Dealer elects to remarket a series of ROARS, the obligation of the Remarketing Dealer to purchase such series of ROARS will be subject to several conditions precedent set forth in the Remarketing Agreement. In addition, upon the occurrence of certain events after the Remarketing Dealer elects to remarket a series of ROARS, the Remarketing Dealer will have the right to terminate the Remarketing Agreement or terminate its obligation to purchase such series of ROARS, or, until 2:00 p.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, to redetermine the applicable Interest Rate to Maturity.

  No Beneficial Owner of any ROARS will have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such ROARS.

  The Remarketing Agreement provides that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of notice of such resignation. In such case, the Company has no obligation to appoint a successor Remarketing Dealer. The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold, and deal in any of the ROARS. The Remarketing Dealer may exercise any vote or join in any action that any Beneficial Owner of ROARS may be entitled to exercise or take as if it did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.

  As long as the Remarketing Agreement is in effect, the Company will not acquire ROARS prior to the applicable remarketing thereof by the Remarketing Dealer, other than in connection with the fulfillment of its obligation to redeem a series of ROARS or the exercise of its right to redeem a series of ROARS on a Remarketing Date or in the Exchange Offers. After the applicable Remarketing Date or termination of the

Remarketing Agreement prior thereto, the Company may at any time purchase any ROARS of the applicable series at any price in the open market or otherwise. The ROARS so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

PAYMENT AND PAYMENT AGENTS

  Principal of and interest on the Exchange ROARS will be payable, subject to any applicable laws and regulations, at the offices of such paying agents as the Company may designate from time to time pursuant to the Indenture ("Paying Agents"), except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register.

  The Company has designated the Corporate Trust Office of the Trustee in New York, New York as the Paying Agent and as the place where the Exchange ROARS may be presented for payment. The Company may at any time designate one or more additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment.

  Notwithstanding the foregoing, payment of principal and interest on Book-Entry Securities will be made in accordance with the arrangements from time to time in place between the Paying Agent and DTC or its nominee as holder. See "--Book-Entry System."

  Any payment due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date, and no interest will be payable on the date of payment for the period from and after such due date.

BOOK-ENTRY SYSTEM

  The Exchange ROARS will be issued only in fully registered form without coupons and will be a "Registered Security" under the Indenture. The Exchange ROARS will be issued in fully registered book-entry form, will be a "Book-Entry Security" under the Indenture and will be represented by one or more fully registered Global Securities deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to its Participants' interests) and the Participants (with respect to Beneficial Owners). So long as DTC or its nominee is the registered owner of a Global Security, such registered owner will be considered the sole owner or holder of the Exchange ROARS represented by such Global Security for all purposes under the Indenture. Except as otherwise provided below, Beneficial Owners will not be entitled to have any of the individual Exchange ROARS represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Exchange ROARS in definitive form, and will not be considered the owners or holders thereof under the Indenture.

  DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act; DTC holds securities deposited by Participants with DTC, and facilities the clearance and settlement of securities transactions among Participants in such securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of security certificates; Participants include securities brokers and dealers (including one or more of the Initial Purchasers), banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) have ownership interests in DTC; indirect access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly; and the rules applicable to DTC and Participants are on file with the Commission.

  The Indenture provides that if at any time the depository for a series of ROARS is unwilling, unable or ineligible to continue to serve as such, the Company will appoint a successor depository with respect to such series of ROARS. If a successor depository is not appointed by the Company by the effective date of the resignation of such depository, the Company will issue individual certificated ROARS in exchange for the Global Security or Global Securities representing such ROARS. In addition, the Indenture provides that the Company may not at any time determine not to have any such ROARS represented by one or more Global Securities. Under the terms of the Exchange ROARS and the Remarketing Agreement, the Company has agreed that it will use its best efforts to maintain the Exchange ROARS in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Exchange ROARS in book-entry form.

  Payments of principal of and interest on a series of ROARS represented by a Global Security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Security representing such series of ROARS. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such series of ROARS will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such series of ROARS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Exchange ROARS may be transferred or exchanged only though a Participant in DTC.

CERTAIN COVENANTS

  The Indenture will contain, among others, the following covenants:

  Limitation on Liens. The Company will, and will cause each of its Subsidiaries to, promptly secure (on the basis set forth below) the Company's obligations under the ROARS in the event that the Company or such Subsidiary creates, incurs or suffers to exist a Lien of any nature whatsoever, other than a Permitted Lien, on any property of the Company or any Subsidiary of the Company (including Capital Stock of any such Subsidiary), whether owned at the Closing Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the ROARS. In the event such Lien secures Indebtedness that ranks pari passu with the ROARS, the ROARS will be secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by such Lien. In the event such Lien secures Indebtedness that ranks subordinate to the ROARS, the ROARS will be secured on a basis senior to the obligation so secured to the same extent as the ROARS rank senior in right of payment to such subordinated Indebtedness, until such time as such obligation is no longer secured by such Lien.

  Limitation on Affiliate Transactions. The Company will not, and will not permit any Subsidiary of the Company to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are materially no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10,000,000 in any one year, (x) comply with the terms described in clause (i) and (y) have been approved by a majority of the disinterested members of the Board of Directors and (iii) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $20,000,000 in any one year, (x) comply with the terms described in clause
(ii) and (y) have been determined by a nationally recognized investment banking, accounting or qualified appraisal firm to be fair, from a financial standpoint, to the Company and its Subsidiaries.

  The provisions described in the immediately preceding paragraph will not prohibit (i) any issuance of securities or any payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans and other stock-based employee compensation in the ordinary course of business and approved by the Board of Directors; (ii) the grant of stock options or similar rights to employees, officers and directors of the Company or any Subsidiary of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors; (iii) loans or advances to employees, officers or directors in the ordinary course of business of the Company and its Subsidiaries; (iv) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business; (v) any Affiliate Transaction between the Company and a Subsidiary or Joint Venture of the Company or between any such Subsidiaries or Joint Ventures (so long as the other stockholders of any such participating Subsidiaries or Joint Ventures which are not wholly owned Subsidiaries of the Company are not themselves Affiliates of the Company); and (vi) any transactions effected pursuant to agreements in effect on the Closing Date; provided, that such transactions are effected pursuant to the terms of such agreements as in effect on the Closing Date.

  Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) to any Person, unless: (i) either (a) the Company is the surviving or continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company's assets (the "Surviving Entity") (x) is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the ROARS and the performance of every covenant of the ROARS, the Indenture, the Remarketing Agreement and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption described in clause (i)(b)(y) above, the Company or such Surviving Entity, as the case may be, has a Consolidated Net Worth equal to at least 90% of the Consolidated Net Worth of the Company immediately prior to such transaction; (iii) immediately before and immediately after giving effect to such transaction and the assumption described in clause (i)(b)(y) above, no Default or Event of Default has occurred and is continuing; and (iv) the Company or the Surviving Entity has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  For purposes of the foregoing description, the transfer (by lease, assignment, sale or otherwise in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the assets of the Company, will be deemed to be the transfer of all or substantially all of the assets of the Company.

  The Indenture provides that, upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the covenant described above, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the ROARS with the same effect as if such Surviving Entity had been named as such.

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of the Company's assets substantially as an entirety. There are no covenants or other provisions in the Indenture providing for a "put" or increased interest or that would otherwise afford holders of ROARS protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to the ROARS of either series: (i) failure to pay interest payable on any ROARS of such series when due, continued for 30 days; (ii) failure to pay principal on any ROARS of such series when due; (iii) failure to perform any other covenant of the Company in the Indenture, continued for 60 days, after written notice as provided in the Indenture; (iv) (x) the Company or any Subsidiary of the Company fails to pay any of its Indebtedness under one or more agreements or instruments evidencing an aggregate principal amount of Indebtedness equal to at least $25,000,000 (or its equivalent in any other currency or currencies) as and when that Indebtedness becomes due and payable, after the expiration of any applicable grace period, or (y) any other event occurs which, under one or more agreements or instruments evidencing Indebtedness of the Company or any Subsidiary of the Company, obligates the Company or such Subsidiary to pay an aggregate principal amount of Indebtedness equal to at least $25,000,000 (or its equivalent in any other currency or currencies) prior to the date on which it otherwise would have become due and payable; and (v) certain events of voluntary or involuntary bankruptcy, insolvency or reorganization with respect to the Company. If an Event of Default (other than an Event of Default described in clause (v) above) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding ROARS of such series by notice as provided in the Indenture may declare the principal amount of all of the ROARS of such series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the ROARS of either series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding ROARS of such series may, under certain circumstances, rescind and annul such acceleration. If an Event of Default described in clause (v) above occurs, all unpaid principal of and accrued interest on the outstanding ROARS will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "-- Modification and Waiver."

  The Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the holders of a majority in principal amount of the outstanding ROARS of either series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the ROARS of such series.

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that the Company, at its option after the Remarketing Date for a series of ROARS, (a) will be deemed to have been discharged from any and all obligations in respect of the ROARS of such series (except for certain obligations to register the transfer of or exchange ROARS, to replace stolen, lost, destroyed or mutilated ROARS upon satisfaction of certain requirements (including, without limitation, providing such security or indemnity as the Trustee or the Company may require), to maintain paying agencies and to hold certain moneys in trust for payment); or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "--Certain Covenants"), in each case, if the Company deposits, in trust with the Trustee, money in U.S. dollars or U.S. Government Obligations that, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount or a combination thereof, in each case sufficient to pay all the principal of and interest on the ROARS of such series on the dates such payments are due in accordance with the terms of the Indenture and the ROARS of such series.

In the case of a discharge as described in clause (a) above, the Company is required to deliver to the Trustee an opinion of counsel to the effect that
(i) the holders of the ROARS of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the option set forth in clause (a) above and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and (ii) either (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service ("IRS") a ruling to that effect, or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law. In the case of an election as described in clause
(b) above, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the holders of the ROARS of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the option set forth in clause (b) above.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of ROARS as expressly provided for in the Indenture) as to all outstanding ROARS of either series when (i) either (a) all the ROARS of such series theretofore authenticated and delivered (except lost, stolen or destroyed ROARS which have been replaced or paid and ROARS for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter been repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or (b) all ROARS of such series not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount sufficient to pay and discharge the entire Indebtedness on such ROARS not theretofore delivered to the Trustee for cancellation, including the principal of and interest on such ROARS to the date of deposit or to the maturity thereof; (ii) the Company has paid all other sums payable under the Indenture by the Company in respect of the outstanding ROARS of such series; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel satisfactory to the Trustee, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture in respect of the ROARS of such series have been complied with.

MODIFICATION AND WAIVER

  From time to time the Company and the Trustee may, without the consent of the holders, amend, waive or supplement the Indenture or the ROARS for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other provisions with respect to matters or questions arising under the Indenture, or making any change that does not adversely affect the interests of any holder in any material respect. Other modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding ROARS of each series affected thereby; provided, that no such modification or amendment may, without the consent of the holder of each outstanding ROARS affected thereby: (a) change the stated maturity of the principal of, or any installment of principal of, or interest on, any ROARS in a manner other than as contemplated by the Remarketing Agreement; (b) reduce the principal amount of or the rate of interest on any ROARS except as contemplated by the Remarketing Agreement or the Indenture;
(c) change the place or currency of payment of principal of or interest on any ROARS; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any ROARS; (e) reduce the percentage in principal amount of outstanding ROARS, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (f) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture.

  The holders of not less than a majority in principal amount of the outstanding ROARS of either series may on behalf of the holders of all ROARS of such series waive compliance by the Company with certain covenants of the Indenture. The holders of not less than a majority in principal amount of the outstanding ROARS of either series may on behalf of the holders of all ROARS of such series waive any past default under the Indenture, except a default in the payment of the principal of or interest on any ROARS or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding ROARS affected.

GOVERNING LAW AND SERVICE OF PROCESS

  The Indenture and the ROARS will be governed by the laws of the State of New York. The Company will appoint The Bank of New York as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indenture or the ROARS which may be instituted in any Federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York and has irrevocably submitted to the jurisdiction of such courts in any such action or proceeding.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definitions of other capitalized terms used herein but not defined herein.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in such transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board with respect to the Indenture and the Securities.

  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Consolidated Net Worth" of any Person means the stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Tangible Assets" means Total Assets less the sum of (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, and (b) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the date of the Company's then most recent audited financial statements.

  "Convertible Notes" means the 6% Convertible Subordinated Notes due 2005 of the Company and the 4 1/2% Convertible Subordinated Notes due 2001 of the Company.

  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or of which such Person is a beneficiary.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable or for which it is exercisable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity Date of the applicable series of ROARS.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as are in effect from time to time.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes such a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness, but the entire face amount of such security will be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun will have a correlative meaning.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed, and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and (iv) all obligations of the types referred to in clauses (i) and (iii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in interest rates.

  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that, as to any such arrangement in corporate form, such corporation will not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Permitted Liens" means any (i) Liens arising by reason of (x) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers in existence for less than 120 days or for more than 120 days which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof or (y) any interest or title of a lessor under any lease;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were not incurred in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or any such Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, that such Liens were not incurred in contemplation of such acquisition; (v) Liens existing on the date of the Indenture; (vi) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies (x) in respect of obligations which are not overdue or (y) which are currently being contested in good faith by appropriate proceedings if the Company has set aside on its books adequate reserves with respect thereto, if required, and if no proceedings have been commenced to foreclose any such Lien; (vii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (viii) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder, or in respect of which the Company or one of its Subsidiaries, as the case may be, at the time in good faith is prosecuting an appeal or proceedings for review and in respect of which the Company and its Subsidiaries have maintained reserves in an amount satisfactory to the Company; (ix) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Company or any Subsidiary of the Company is a party, and other minor liens or encumbrances none of which in the opinion of the Company or such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or such Subsidiary and which encumbrances do not individually or in the aggregate have a material adverse effect on the business of the Company and its Subsidiaries on a consolidated basis; (x) Liens securing Indebtedness in respect of performance bonds, bankers' acceptances, and surety or appeal bonds entered into by the Company or its Subsidiaries in the ordinary course of their business; (xi) Liens securing Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; (xii) Liens securing Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of Incurrence; (xiii) Liens securing Indebtedness of the Company and its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any such Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any such Subsidiary in connection with such disposition; and (xiv) Liens securing Indebtedness in an aggregate principal amount together with all Liens securing other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Liens described in clauses (i) through (xiii) above) not exceeding 15% of Consolidated Tangible Assets.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any corporation or the equity securities of any trust, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or trust over shares of Capital Stock of any other class of such corporation or trust.

  "Principal" of any Indebtedness (including a ROARS) means the principal of such Indebtedness plus the premium, if any, payable on such Indebtedness which is due or overdue or is to become due at the relevant time.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or one of its Subsidiaries transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

  "Stated Maturity" means, with respect to any instrument, the date specified in such instrument as the fixed date on which the final payment of principal of such instrument is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase, redemption or repayment of such instrument at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

  "Total Assets" means the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreement, the Company has agreed, for the benefit of the Holders of the Private ROARS, at the Company's cost, to (i) use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 days after the Closing Date (the "Effective Date"); and (ii) commence the Exchange Offers and use its reasonable best efforts to issue the Exchange ROARS on or prior to the date (the "Consummation Date") that is 35 days immediately following the date that the Registration Statement shall have been declared effective. Upon the Registration Statement being declared effective, the Company will offer the Exchange ROARS in exchange for surrender of then-outstanding Private ROARS. The Company will keep the Exchange Offers open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offers is mailed to the Holders. For each Private ROARS accepted pursuant to an Exchange Offer, the Holder of such Private ROARS will receive an Exchange ROARS having a principal amount equal to that of the surrendered Private ROARS. Interest on each Exchange ROARS will accrue from the last interest payment date to which interest was paid on the Private ROARS surrendered in exchange therefor or, if no interest has been paid on such Private ROARS, from May 19, 1998.

  Under existing interpretations of the Staff, the Exchange ROARS would in general be freely tradable after the consummation of the Exchange Offers without further registration under the Securities Act. However, any Holder of Private ROARS who is an Affiliate of the Company or who intends to participate in an Exchange Offer for the purpose of distributing Exchange ROARS (i) will not be able to rely on those interpretations of the Staff; (ii) will not be entitled to tender its Private ROARS in the Exchange Offers; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of those Private ROARS unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each Holder which wishes to exchange its Private ROARS for Exchange ROARS pursuant to the Exchange Offers will be required to represent that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Private ROARS acquired directly from the Company, (iii) the Exchange ROARS to be received by it will be acquired in the ordinary course of its business, and
(iv) it has no arrangement with any person to participate in a distribution of Exchange ROARS. In addition, in connection with any resales of Exchange ROARS, any broker-dealer (a "Participating Broker-Dealer") who acquired Private ROARS for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange ROARS (other than resale of an unsold allotment from the original sale of the Private ROARS) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this Prospectus in connection with the resale of Exchange ROARS for a period of 60 days after the Expiration Date.

  In the event that (x) the Company reasonably determines that changes in law or the applicable interpretations of the Staff do not permit it to effect the Exchange Offers; or (y) the Exchange Offers are not consummated within 215 calendar days after the Closing Date; or (z) upon the request of any Initial Purchaser with respect to any Private ROARS held by it, if such Initial Purchaser is not permitted pursuant to applicable law or applicable interpretations of the Staff to participate in the Exchange Offers and thereby receive Exchange ROARS, the Company will promptly notify the relevant Holders of the Private ROARS and will, at its cost, (a) cause to be filed with the Commission a registration statement (a "Shelf Registration Statement") relating to those Private ROARS covering resales of those Private ROARS; (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable; and (c) use its reasonable best efforts to keep the Shelf Registration Statement effective until two years after the Closing Date or until all Private ROARS eligible to be sold thereunder have been so sold or cease to be outstanding. The Company will provide to each relevant Holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as required to permit unrestricted resales of the relevant Private ROARS. A Holder that sells Private ROARS pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). In addition, such a Holder of Private ROARS will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have such Holder's Private ROARS included in the Shelf Registration Statement and to benefit from the provisions described in the following paragraph.

  In the event that, with respect to either series of Private ROARS, either
(i) the Registration Statement is not declared effective by the Commission by the Effective Date or the Exchange Offer for such series is not consummated on or prior to the Consummation Date (unless changes in law or the applicable interpretations of the Staff do not permit the Company to effect the Exchange Offers, in which case the provisions described in clause (ii) shall apply); or
(ii) the Shelf Registration Statement with respect to the Private ROARS of such series that is required to be filed as described in clause (x), (y) or
(z) of the preceding paragraph is not declared effective (or shall thereafter cease to be effective, subject to certain exceptions, prior to the earlier of the second anniversary of the Closing Date and the date on which all relevant Private ROARS have been sold thereunder) on or prior to the later of the 215th calendar day after the Closing Date and the 60th calendar day after the publication of the change in law or interpretation, the interest rate accruing on the Private ROARS of the series affected thereby will be increased by 0.50% per annum for the first 90 days following the Effective Date or the Consummation Date, as applicable, in the case of the provisions described in clause (i) above, or following such 215th or 60th calendar day, as applicable, in the case of the provisions described in clause (ii) above, and will be increased by an additional 0.50% per annum after the end of such period, except under the circumstances described in the succeeding sentence ("Liquidated Damages"). Upon (x) the declaration of the effectiveness of the Registration Statement after the Effective Date or the consummation of the applicable Exchange Offer after the Consummation Date, as applicable; or (y) the effectiveness of the Shelf Registration Statement after the 215th or 60th calendar day, as applicable (or if the Shelf Registration Statement ceased to be effective as described above, after the Shelf Registration Statement again becomes effective subject to certain specified exceptions), any such increase in the interest rate will cease to be effective. In the case of either series of Private ROARS, the aggregate amount of Liquidated Damages pursuant to the provisions described above will in no event exceed 1.00% per annum.

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and such summary is subject to the detailed provisions of the Registration Rights Agreement to which reference is hereby made for a full description of such provisions. A copy of the Registration Rights Agreement is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. See "Available Information."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain potential United States Federal income tax consequences associated with the exchange of Private ROARS for Exchange ROARS and the acquisition and disposition of Exchange ROARS by a holder who holds Exchange ROARS as "capital assets" (generally, property held for investment). This discussion is based upon the United States Federal income tax laws, regulations, rulings and decisions now in effect, which are subject to change, possibly retroactively. This discussion does not cover all aspects of Federal income taxation that may be relevant to holders, in light of their specific circumstances, particularly holders subject to special tax treatment (such as insurance companies, financial institutions, tax exempt organizations or foreign persons, except to the extent described below). Prospective holders of Exchange ROARS are urged to consult their tax advisors regarding the United States Federal income tax consequences of acquiring, holding and disposing of Exchange ROARS, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

  For purposes of this discussion, a "U.S. holder" means a holder of Exchange ROARS that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. A "Non-U.S. holder" means a beneficial owner of Exchange ROARS who is not a U.S. holder.

U.S. HOLDERS

  Exchange of ROARS. There will be no Federal income tax consequences to a holder exchanging Private ROARS for Exchange ROARS pursuant to the Exchange Offers, and such a holder will have the same adjusted tax basis and holding period in the Exchange ROARS as it had in the Private ROARS immediately before the exchange.

  Disposition of Exchange ROARS. In general, the holder of an Exchange ROARS will recognize gain or loss upon the sale, redemption, retirement or other disposition of that Exchange ROARS measured by the difference between the amount of cash and the fair market value of property received (except to the extent attributable to the payment of accrued interest) and the holder's adjusted tax basis in that Exchange ROARS. Subject to the market discount rules discussed below, the gain or loss on the sale or other disposition of an Exchange ROARS should be long-term capital gain or loss; provided, that the holder has a holding period for that Exchange ROARS (which would include the holding period of the exchanged Private ROARS) of more than one year. In the case of a U.S. holder who is an individual, any capital gain recognized on the sale or other disposition of an Exchange ROARS generally will be subject to a maximum U.S. Federal income tax rate of (i)

28 percent if such U.S. holder's holding period is more than one year and not more than 18 months and (ii) 20 percent if such U.S. holder's holding period exceeds 18 months.

  Market Discount on Resale. Holders, other than purchasers of Private ROARS in the original offering, should be aware that the resale of Exchange ROARS may be affected by the market discount provisions of the Internal Revenue Code of 1986, as amended. These rules generally provide that if a subsequent holder of an Exchange ROARS purchases it at a market discount in excess of a statutorily defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of that Exchange ROARS, the lesser of such gain or the portion of the market discount that accrued while the Exchange ROARS was held by such holder will be treated as ordinary interest income at the time of the disposition. The rules also provide that a holder who acquires an Exchange ROARS at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange ROARS until the holder disposes of such Exchange ROARS in a taxable transaction. If a holder of an Exchange ROARS elects to include market discount in income currently, both of the foregoing rules would not apply.

NON-U.S. HOLDERS

  Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

  (a) payments of interest on Exchange ROARS to any Non-U.S. holder will not be subject to United States Federal income or withholding tax; provided, that (1) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) such holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation that is related to the Company through stock ownership, and
      (3) such interest payments are not effectively connected with the conduct of a United States trade or business of such holder;

  (b) a holder of an Exchange ROARS who is a Non-U.S. holder will not be subject to the United States Federal income tax on gain realized on the sale, exchange or other disposition of that Exchange ROARS, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of such holder; and

  (c) if interest on an Exchange ROARS is exempt from withholding of United States Federal income tax under the rules described below, that Exchange ROARS will not be included in the estate of a deceased Non-U.S. holder for United States Federal estate tax purposes.

  The certification referred to above may be made on an I.R.S. Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  A U.S. holder may be subject to backup withholding at a rate of 31% with respect to interest paid on or proceeds derived from the sale or other disposition of an Exchange ROARS, unless that U.S. holder (i) is a corporation or comes within certain other exempt categories or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

  Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to interest paid on Exchange ROARS to a Non-U.S. holder at an address outside the United States. Payment by a United States office of a broker of the proceeds of a sale of an Exchange ROARS are subject to both backup withholding at a rate of 31% and information reporting unless the holder thereof certifies its Non-U.S. holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payment of the proceeds of a sale of an Exchange ROARS by a foreign office of a United States broker or a foreign broker with certain types of relationships to the United States, unless that broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the holder's United States Federal income tax liability; provided, that the required information is furnished to the I.R.S.

  On October 6, 1997, the United States Treasury Department issued final regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. holders after December 31, 1999. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of beneficial owners of ROARS. Holders of ROARS should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in ROARS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange ROARS for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange ROARS. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange ROARS received in exchange for Private ROARS where such Private ROARS were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the applicable Expiration Date and ending at the close of business on the 60th day following such Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of Exchange ROARS by broker-dealers. Exchange ROARS received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those Exchange ROARS or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer that resells Exchange ROARS that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange ROARS may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange ROARS and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 60 days after the applicable Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the applicable Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offers, other than any of the expenses of any Holder, including the fees and expenses of such Holder's counsel, and will indemnify the Holders of the Private ROARS (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the Exchange ROARS will be passed upon for the Company by Kirkpatrick & Lockhart LLP, Pittsburgh, Pennsylvania.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1997 and 1998 and for each of the three years in the period ended March 31, 1998, have been incorporated by reference herein and the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP and Ernst and Young LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firms as experts in accounting and auditing.

  The consolidated financial statements of The Kinetics Group, Inc. at September 30, 1997 and for each of the two years in the period ended September 30, 1997 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THE OFFERINGS COVERED BY OR PURSUANT TO THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS NOR ANY TRANSACTION HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Risk Factors...............................................................   3
The Company................................................................  10
Use of Proceeds............................................................  11
Selected Consolidated Financial Data.......................................  12
The Exchange Offers........................................................  15
Description of the ROARS...................................................  22
Certain United States Federal Income Tax Consequences......................  38
Plan of Distribution.......................................................  40
Legal Matters..............................................................  41
Independent Certified Public Accountants...................................  41


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                                 UNITED STATES
                              FILTER CORPORATION

                              OFFERS TO EXCHANGE

                                 $500,000,000
                        6.375% EXCHANGE REMARKETABLE OR
                             REDEEMABLE SECURITIES
                                   DUE 2011
                        (REMARKETING DATE MAY 15, 2001)

                                 $400,000,000
                        6.50% EXCHANGE REMARKETABLE OR
                             REDEEMABLE SECURITIES
                                   DUE 2013
                        (REMARKETING DATE MAY 15, 2003)

                                ---------------

                                  PROSPECTUS
                                ---------------


                                         , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

  Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

  If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

  Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

  The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits. The following exhibits are filed as part of this registration statement:

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
   4.01  Debt Securities Indenture dated as of May 19, 1998 between United
         States Filter Corporation and The Bank of New York, as Trustee
         (incorporated by reference to Exhibit 4.2 to the Company's Annual
         Report on Form 10-K for the year ended March 31, 1998 (File No. 1-
         10728)).
   4.02  First Supplemental Indenture dated as of May 19, 1998, between United
         States Filter Corporation and The Bank of New York, supplementing the
         Indenture dated as of May 19, 1998 (incorporated by reference to
         Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended March 31, 1998 (File No. 1-10728)).
   4.03  Registration Rights Agreement dated as of May 19, 1998 among United
         States Filter Corporation, NationsBanc Montgomery Securities LLC,
         Donaldson, Lufkin & Jenrette Securities Corporation and Salomon
         Brothers Inc (filed herewith).
   5.01  Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered (filed herewith).
  12.01  Computation of Ratio of Earnings to Fixed Charges (filed herewith).

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  23.01  Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5.01).
  23.02  Consent of KPMG Peat Marwick LLP (filed herewith).
  23.03  Consent of Ernst & Young LLP (filed herewith).
  24.01  Power of Attorney (included in signature page of this registration statement).
  25.01  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indenture for the 6.375% Exchange Remarketable or Redeemable
         Securities due 2011 (filed herewith).
  25.02  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indenture for the 6.50% Exchange Remarketable or Redeemable Securities
         due 2013 (filed herewith).
  99.01  Form of Letter of Transmittal for the 6.375% Exchange Remarketable or
         Redeemable Securities due 2011 (filed herewith).
  99.02  Form of Letter of Transmittal for the 6.50% Exchange Remarketable or
         Redeemable Securities due 2013 (filed herewith).
  99.03  Form of Notice of Guaranteed Delivery for the 6.375% Exchange
         Remarketable or Redeemable Securities due 2011 (filed herewith).
  99.04  Form of Notice of Guaranteed Delivery for the 6.50% Exchange
         Remarketable or Redeemable Securities due 2013 (filed herewith).
  99.05  Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9 (filed herewith).
  99.06  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees for the 6.375% Exchange Remarketable or Redeemable
         Securities due 2011 (filed herewith).
  99.07  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees for the 6.50% Exchange Remarketable or Redeemable
         Securities due 2013 (filed herewith).
  99.08  Form of Letter to Clients for the 6.375% Exchange Remarketable or
         Redeemable Securities due 2011 (filed herewith).
  99.09  Form of Letter to Clients for the 6.50% Exchange Remarketable or
         Redeemable Securities due 2013 (filed herewith).
  99.10  Form of Exchange Agent Agreement (filed herewith).

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on September 16, 1998.

                                          UNITED STATES FILTER CORPORATION

                                               /s/ Richard J. Heckmann
                                          By:  ________________________________
                                              Richard J. Heckmann
                                              Chairman of the Board, President
                                              and Chief Executive Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           CAPACITY                    DATE

/s/ Richard J. Heckmann     Chairman of the Board, President    September 16,
-------------------------   and Chief Executive Officer         1998
Richard J. Heckmann         (Principal Executive Officer)
                            and a Director

/s/ Kevin L. Spence         Executive Vice President/Chief      September 16,
-------------------------   Financial Officer (Principal        1998
Kevin L. Spence             Financial and Accounting
                            Officer)

/s/ Andrew D. Seidel        President/Chief Operating           September 16,
-------------------------   Officer-- North American            1998
Andrew D. Seidel            Wastewater Group and a Director

/s/ Nicholas C. Memmo       President/Chief Operating           September 16,
-------------------------   Officer-- North American Process    1998
Nicholas C. Memmo           Water Group and a Director

                            Director
-------------------------
James E. Clark

      SIGNATURE                           CAPACITY                    DATE

/s/ John L. Diederich       Director                            September 16,
-------------------------                                       1998
John L. Diederich

/s/ Robert S. Hillas        Director                            September 16,
-------------------------                                       1998
Robert S. Hillas

                            Director
-------------------------
Arthur B. Laffer

/s/ Ardon E. Moore          Director                            September 16,
-------------------------                                       1998
Ardon E. Moore

/s/ Alfred E. Osborne,      Director                            September 16,
Jr.                                                             1998
-------------------------
Alfred E. Osborne, Jr.

/s/ J. Danforth Quayle      Director                            September 16,
-------------------------                                       1998
J. Danforth Quayle

/s/ C. Howard Wilkins,      Director                            September 16,
Jr.                                                             1998
-------------------------
C. Howard Wilkins, Jr.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   4.03  Registration Rights Agreement dated as of May 19, 1998 among United
         States Filter Corporation, NationsBanc Montgomery Securities LLC,
         Donaldson, Lufkin & Jenrette Securities Corporation and Salomon
         Brothers Inc.
   5.01  Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered.
  12.01  Computation of Ratio of Earnings to Fixed Charges.
  23.01  Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5.01).
  23.02  Consent of KPMG Peat Marwick LLP.
  23.03  Consent of Ernst & Young LLP.
  24.01  Power of Attorney (included in signature page of this registration statement).
  25.01  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indenture for the 6.375% Exchange Remarketable or Redeemable
         Securities due 2011.
  25.02  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indenture for the 6.50% Exchange Remarketable or Redeemable Securities
         due 2013.
  99.01  Form of Letter of Transmittal for the 6.375% Exchange Remarketable or
         Redeemable Securities due 2011.
  99.02  Form of Letter of Transmittal for the 6.50% Exchange Remarketable or
         Redeemable Securities due 2013.
  99.03  Form of Notice of Guaranteed Delivery for the 6.375% Exchange
         Remarketable or Redeemable Securities due 2011.
  99.04  Form of Notice of Guaranteed Delivery for the 6.50% Exchange
         Remarketable or Redeemable Securities due 2013.
  99.05  Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9.
  99.06  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees for the 6.375% Exchange Remarketable or Redeemable
         Securities due 2011.
  99.07  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees for the 6.50% Exchange Remarketable or Redeemable
         Securities due 2013.
  99.08  Form of Letter to Clients for the 6.375% Exchange Remarketable or
         Redeemable Securities due 2011.
  99.09  Form of Letter to Clients for the 6.50% Exchange Remarketable or
         Redeemable Securities due 2013.
  99.10  Form of Exchange Agent Agreement.

                                       1